                                                               EXHIBIT 10.25

                                      LEASE

                             SUMMARY OF BASIC TERMS


A.      LEASE DATE:      2/14/95


B.      LANDLORD: Metropolitan Life Insurance Company, a New York corporation

C.      TENANT:          Decision Servcom, Inc., a Delaware corporation

D.      TRADE NAME (if any): None

E.      GUARANTOR (if any):  None

F. PREMISES (Section 1.1, Exhibit A): Approximately 60,000 rentable square feet, of Building D (the "Building") of Washington Business Park, which Building is known as 5330 East Washington Street, located in the City of Phoenix, County of Maricopa, State of Arizona, more particularly described on Exhibit A attached hereto.

        Project: The Building, other buildings, landscaping, parking spaces, roadways and walkways on the land commonly known as Washington Business Park, Phoenix, Arizona, which Project is more particularly described in Exhibit B attached hereto.

G. Parking Spaces (Section 1.3): 1 Parking Space per 600 Rentable Square Feet, 16 of which shall be for Tenant's exclusive use, and the remainder for Tenant's nonexclusive use.

H.      TERM (Section 2.1):

                  Projected Commencement Date:

                  Expiration Date: The last day of the seventy second (72th)
                                   month period which begins on the Commencement Date.

I.      BASE MONTHLY RENT WITH ADJUSTMENT DATES (Section 3.1):

                  Month            Base Monthly Rent/Month
                  -----            -----------------------
                  1                $25,200.00
                  2-4              Free
                  5-24             $25,200.00
                  25-48            $28,800.00
                  49-72            $31,800.00

                  Advance Rent paid upon Tenant's execution: $25,200 plus rental tax

J. PERMITTED USE (Section 4.1): Subject to the prohibition of Hazardous Materials and other limitations and provisions of Article 4: general office, warehousing, repair of computer systems.

K.      ADDRESS FOR NOTICES (Article 23):

   To Landlord:                             With Copies To:

   Metropolitan Life Insurance Company      Metropolitan Life Insurance Company
   101 Lincoln Centre Drive, Suite 600      333 South Hope Street, Suite 2950
   Foster City, CA 94404                    Los Angeles, CA 90071
   Attn:     Vice President                 Attn:    Assistant Vice President
             Real Estate Investments                 Real Estate Investments

   To Tenant:                               With Copies To:

   Decision Servcom, Inc.                   Decision Servcom, Inc.
   One Progress Avenue                      One Progress Avenue
   Horsham, PA 19044                        Horsham, PA 19044
   Attn: Richard A. Newton                  Attn: Law Department

L.      TAXES AND OPERATING COSTS (Section 3.4):

            Rentable Area of Premises: approximately 60,000 rentable square feet

            Tenant's Building Share:  66.3%

            Tenant's Project Share:  43.5%

M.      SECURITY DEPOSIT (Article 24): $31,800

N. BROKER(S) (Article 25): CB Commercial Real Estate Group, Inc. and Grubb & Ellis Company


        The provisions of the Lease identified above in parentheses are those provisions making reference to above-described Basic Terms. Each such reference in the Lease shall incorporate the applicable Basic Terms. In the event of any conflict between the Summary of Basic Terms and the Lease, the latter shall control.

TENANT                                    LANDLORD

Decision Servcom, Inc.                    Metropolitan Life Insurance Company,
a Delaware corporation                    a New York corporation


By: /s/ E.W. Buckley                      By: /s/ Illegible Signature
   --------------------------------          ----------------------------------
Print Name:                               Print Name:
           ------------------------                  --------------------------
Its:                                      Its:
    -------------------------------           ---------------------------------



By:
   --------------------------------
Print Name:
           ------------------------
Its:
    -------------------------------

                                TABLE OF CONTENTS

                                                                                                Page
SUMMARY OF BASIC TERMS ........................................................................    i

TABLE OF CONTENTS .............................................................................  iii

ARTICLE 1 - PREMISES/COMMON AREAS/PARKING .....................................................    1
        Section 1.1 - Premises ................................................................    1
        Section 1.2 - Common Areas ............................................................    1
        Section 1.3 - Parking .................................................................    2

ARTICLE 2 - TERM/"AS IS" CONDITION OF PREMISES ................................................    2
        Section 2.1 - Term ....................................................................    2
        Section 2.2 - Acceptance by Tenant; "AS IS" Nature of Premises ........................    3

ARTICLE 3 - RENT, BASE MONTHLY RENT; TAXES, BUILDING COSTS AND PROJECT COSTS ..................    3
        Section 3.1 - Rent ....................................................................    3
        Section 3.2 - Base Monthly Rent .......................................................    3
        Section 3.3 - Intentionally Deleted ...................................................    3
        Section 3.4 - Taxes, Building Costs and Project Costs .................................    3
        Section 3.5 - Additional Taxes ........................................................    6
        Section 3.6 - Late Payments: Charges; Interest; Default Rate ..........................    7
        Section 3.7 - Consideration ...........................................................    7
        Section 3.8 - Time and Manner of Payment in General ...................................    7

ARTICLE 4 - USE AND OCCUPANCY .................................................................    7
        Section 4.1 - Permitted Use ...........................................................    7
        Section 4.2 - Compliance with Law .....................................................    8
        Section 4.3 - Compliance with Insurance Requirements ..................................    8
        Section 4.4 - Certificates of Occupancy ...............................................    8
        Section 4.5 - Life-Safety Systems .....................................................    8
        Section 4.6 - Prohibited Uses .........................................................    9
        Section 4.7 - Definition of Hazardous Material ........................................    9
        Section 4.8 - Tenant's Obligations .....................................................    9
        Section 4.9 - Landlord's Exculpation ..................................................   11
        Section 4.10 - Right of Contribution ..................................................   11
        Section 4.11 - Monitoring .............................................................   11
        Section 4.12 - Abatement Activities ...................................................   11
        Section 4.13 - Effect on Proposed Assignments and Sublets .............................   12

ARTICLE 5 - ASSIGNMENT/SUBLETTING/MORTGAGE ....................................................   12
        Section 5.1 - Prohibition; Definitions ................................................   12
        Section 5.2 - Assignments or Subleases Subject to Landlord's Prior Written Consent ....   12
        Section 5.3 - Share of Proceeds of Assignment or Sublease .............................   13
        Section 5.4 - Landlord Options to Terminate Lease .....................................   14

ARTICLE 6 - ALTERATIONS .......................................................................   14
        Section 6.1 - Alterations .............................................................   14
        Section 6.2 - Mechanics' Liens ........................................................   15
        Section 6.3 - Alterations as Landlord's Property ......................................   15
        Section 6.4 - Indemnification .........................................................   15
        Section 6.5 - Survival ................................................................   15

ARTICLE 7 - REPAIRS ...........................................................................   16
        Section 7.1 - Tenant's Obligations/Procedures .........................................   16
        Section 7.2 - Landlord's Obligations and Rights .......................................   16
        Section 7.3 - Statutory Waivers .......................................................   17
        Section 7.4 - No Liability of Landlord ................................................   17

ARTICLE 8 - SUBORDINATION/PROTECTION OF LENDERS ...............................................   17
        Section 8.1 - Subordination ...........................................................   17
        Section 8.2 - Attornment to Successor .................................................   17
        Section 8.3 - Lender's Right to Cure ..................................................   18
        Section 8.4 - Tenant's Financial Statements ...........................................   18
        Section 8.5 - Lease Modifications .....................................................   18

ARTICLE 9 - LIABILITY/INDEMNIFICATION .........................................................   18
         Section 9.1 - Landlord's Exculpation and Limited Liability ...........................   18
         Section 9.2 - Tenant's Liability, Indemnification and Hold Harmless ..................   18
         Section 9.3 - Survival and Conflicts with other Indemnity Provisions .................   19

ARTICLE 10 - DAMAGE/DESTRUCTION ...............................................................   19
         Section 10.1 - Destruction and Repair ................................................   19
         Section 10.2 - 180 Day and 60 Day Repair Criteria ....................................   19
         Section 10.3 - Lack of Insurance Proceeds ............................................   20
         Section 10.4 - No Release of Liability ...............................................   20
         Section 10.5 - Tenant's Negligence ...................................................   20
         Section 10.6 - Express Agreement Re Damage and Destruction ...........................   20

ARTICLE 11 - EMINENT DOMAIN ...................................................................   20
         Section 11.1 - Partial or Total Taking ...............................................   20
         Section 11.2 - Award .................................................................   20
         Section 11.3 - Sale to Condemning Authority ..........................................   21
         Section 11.4 - Proration/Abatement of Base Monthly Rent ..............................   21
         Section 11.5 - Temporary Taking ......................................................   21

ARTICLE 12 - UTILITIES ........................................................................   21
         Section 12.1 - Utilities .............................................................   21

ARTICLE 13 - LANDLORD'S RIGHT OF ENTRY ........................................................   21

ARTICLE 14 - TENANT'S INSURANCE ...............................................................   22
         Section 14.1 - Tenant's Insurance ....................................................   22
         Section 14.2 - General Requirements of Tenant's Insurance ............................   22
         Section 14.3 - Waiver of Subrogation .................................................   23
         Section 14.4 - Landlord's Insurance ..................................................   23

ARTICLE  15 - INSOLVENCY OR BANKRUPTCY ........................................................   23
         Section 15.1 - Insolvency or Bankruptcy ..............................................   23
         Section 15.2 - Measure of Damages ....................................................   24
         Section 15.3 - Provision of Services and Assumption of Lease .........................   24

ARTICLE 16 - DEFAULT/REMEDIES .................................................................   24
         Section 16.1 - Events of Default .....................................................   24
         Section 16.2 - Remedies ..............................................................   25

ARTICLE 17 - LANDLORD'S RIGHT TO PERFORM ......................................................   26

ARTICLE 18 - END OF TERM ......................................................................   27
         Section 18.1 - Condition of Premises .................................................   27
         Section 18.2 - Holding Over ..........................................................   27
         Section 18.3 - Conditions of Termination .............................................   27

ARTICLE 19 - QUIET POSSESSION .................................................................   27

ARTICLE 20 - RULES AND REGULATIONS ............................................................   28

ARTICLE 21 - NO WAIVER/ENTIRE AGREEMENT/MODIFICATION ..........................................   28

ARTICLE 22 - LANDLORD'S DEFAULT/LIABILITY .....................................................   28
         Section 22.1 - Force Majeure .........................................................   28
         Section 22.2 - Notice/Right to Cure ..................................................   28
         Section 22.3 - Limitation of Landlord's Liability ....................................   28
         Section 22.4 - Sale by Landlord ......................................................   29

ARTICLE 23 - NOTICES ..........................................................................   29
         Section 23.1 - Notices To Tenant .....................................................   29
         Section 23.2 - Notices to Landlord ...................................................   29
         Section 23.3 - Time of Rendition of Notices ..........................................   29

ARTICLE 24 - SECURITY DEPOSIT .................................................................   29

ARTICLE 25 - BROKERAGE ........................................................................   30

ARTICLE 26 - MISCELLANEOUS ....................................................................   30
        Section 26.1 - Captions and Construction ..............................................   30
        Section 26.2 - Definitions ............................................................   30
        Section 26.3 - Successors and Assigns .................................................   30
        Section 26.4 - Landlord's Approval ....................................................   30
        Section 26.5 - Joint and Several Liability ............................................   30
        Section 26.6 - Governing Law ..........................................................   30
        Section 26.7 - Severability ...........................................................   31
        Section 26.8 - Security Systems .......................................................   31
        Section 26.9 - Time of the Essence ....................................................   31
        Section 26.10 - Recordation ...........................................................   31
        Section 26.11 - Change of Name ........................................................   31
        Section 26.12 - Estoppel Certificates .................................................   31
        Section 26.13 - Authority .............................................................   31
        Section 26.14 - Attorneys' Fees .......................................................   31
        Section 26.15 - Waiver of Trial By Jury ...............................................   32
        Section 26.16 - Substitution of Premises ..............................................   32
        Section 26.17 - Binding Effect ........................................................   32
        Section 26.18 - Exhibits and Addenda ..................................................   32
        Section 26.19 - Signs .................................................................   32
        Section 26.20 - No Merger .............................................................   32
        Section 26.21 - Acknowledgement of Waivers and Limitations ............................   32
        Section 26.22 - Tenant's Equipment and Personal Property ..............................   32

ARTICLE 27 - OPTION TO EXTEND .................................................................   32
        Section 27 - Option to Extend .........................................................   32



                            LIST OF EXHIBITS/ADDENDA


EXHIBIT A - Premises
EXHIBIT B - Project Description
EXHIBIT C - Confirmation of Lease Term
EXHIBIT D - Work Letter and Construction Agreement
EXHIBIT E - Landlord's Work Letter
EXHIBIT F - Rules and Regulations
EXHIBIT G - Sign Program
EXHIBIT H - Form of Subordination, Non-disturbance and Attornment Agreement
EXHIBIT I - Landlord's Consent to Encumbrance of Equipment

                            GENERAL LEASE PROVISIONS


                    ARTICLE I - PREMISES/COMMON AREAS/PARKING

Section 1.1 - Premises

         Upon and subject to the terms, covenants and conditions hereinafter set forth and all matters of record, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises comprising the area described in Paragraph F of the Summary of Basic Terms, substantially as outlined on the floor plan(s) that have been signed by Landlord and Tenant and that are attached hereto as Exhibit A. The plan attached as Exhibit A is used solely for the purpose of identifying or designating the Premises under the terms of this Lease and any markings, measurements, dimensions, footages or notes of any kind contained thereon have no bearing upon any of the terms, covenants, conditions, provisions or agreement of this Lease and are not to be considered a part thereof.

Section 1.2 - Common Areas

         1.2.1 Tenant shall have the right to the nonexclusive use of all areas and facilities outside the Premises that are provided and designated by Landlord from time to time for the general non-exclusive use of tenants at the Project, and which are located (a) within the Building (herein called "Building Common Areas"), and (b) outside the Building and outside other buildings designed for occupancy by tenants (and constructed from time to time by Landlord), but within the exterior boundary lines of the Project, including, without limitation, parking areas, loading and unloading areas, roadways, walkways and landscaped area (herein called "Project Common Areas"). The Building Common Areas (if any) and the Project Common Areas collectively are sometimes herein called the "Common Areas." Landlord shall at all times have the right to use such Common Areas.

         1.2.2 Landlord shall maintain the Common Areas in a manner reasonably comparable to the manner other properties similar in size, character and location are maintained and operated by institutional owners. The manner in which the Common Areas are operated and the expenditures therefor shall be at the sole discretion of Landlord. The use of Common Areas shall be subject to the Rules and Regulations (as defined in Article 20) and the provisions of any covenants, conditions and restrictions affecting the Project, as Landlord shall make from time to time, as further provided in Section 1.2.4 and Article 20.

         1.2.3 Exhibit A and Exhibit B show the approximate location of the Premises, Common Areas and Project and are not meant to constitute an agreement as to the specific location of the Premises, Common Areas or the elements thereof or of the means of access to the Premises, Building or the Project. Landlord hereby reserves the right, at any time and from time to time, as long as reasonable access to the Premises and Building remains available, to (a) use the Common Areas while engaged in making alterations in or additions or repairs to the Project, and (b) close temporarily any of the Common Areas for maintenance purposes. Tenant agrees that no diminution of light, air, or view by any structure that may be erected in, about or outside the Project after the date hereof shall entitle Tenant to any reduction of Base Monthly Rent or any other Rent (as defined below) or result in any liability of Landlord to Tenant.

         1.2.4 Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions in addition to the covenants, conditions and restrictions existing as of the Lease Date affecting the Project. Unless required by governmental authorities, Landlord shall not exercise its rights under this Section 1.2.4 if such easements, rights, dedications, maps and covenants, conditions and restrictions unreasonably interfere with Tenant's use of the Premises. At Landlord's request, Tenant shall promptly join in the execution of any of the aforementioned documents. The Building and the Project may be known by any name that Landlord may choose, which name may be changed from time to time in Landlord's sole discretion.

         1.2.5 The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord specified under this Lease. Tenant shall not use the Common Areas for its day-to-day business other than using appropriately designated areas of the Common Areas for ingress and egress, parking, or loading and unloading. Without limiting the generality of the foregoing, storage, either permanent or temporary, of any materials, supplies, equipment or refuse in the Common Areas is strictly prohibited. Should Tenant violate this provision of the Lease, such violation shall be considered a material violation of this lease and Landlord may, at its option after reasonable written advance notice to Tenant, remove said materials, supplies or equipment from the Common Areas and place such items in storage, the cost thereof to be paid by Tenant to Landlord as additional Rent under this Lease within ten (10) days after Tenant's receipt of a statement submitted by Landlord. All subsequent costs in connection with the storage of said items shall be paid to Landlord by Tenant as accrued. Tenant agrees that receiving and shipping goods and merchandise and all removal of refuse shall be made only by way of the designated loading areas immediately adjacent to and serving the Premises. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

Section 1.3 - Parking

         Tenant shall have the right for the benefit of Tenant and its employees, customers and invitees to use of the number of "Parking Spaces" set forth in Paragraph G of the Summary of Basic Terms on an unassigned, unreserved basis for parking by vehicles no larger than full-sized passenger automobiles or pick-up trucks on, and only on, those portions of the Project Common Areas provided and designated by Landlord from time to time for parking. Tenant shall not at any time park or permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the walkways, roadways, or loading areas, or in any portion of the parking areas not designated by Landlord for such use by Tenant.

                 ARTICLE 2 - TERM/"AS IS" CONDITION OF PREMISES

Section 2.1 - Term

         2.1.1 The term of this Lease (the "Term") shall commence upon the Commencement Date. The "Commencement Date," shall be the earliest of (i) sixty
(60) days after the date possession of the Premises are made available to Tenant or (ii) the date that a temporary certificate of occupancy (or its equivalent) for the Tenant Improvements (as defined below) is issued by the City of Phoenix or Landlord is provided with all documents or occupancy approvals (written or oral) which are customarily given prior to the actual delivery of a temporary certificate of occupancy or (iii) the date that Tenant, or any person occupying any of the Premises with Tenant's permission, commences business operations from the Premises. When the actual Commencement Date has occurred, Landlord and Tenant shall execute a written memorandum in the form of Exhibit C to the Lease confirming said actual Commencement Date, but the failure of either or both to do so shall not affect the establishment of the Commencement Date. If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date for any reason, any such delay resulting therefrom shall be deemed excused and Landlord shall not be subject to any liability for the failure to give possession on said date.

         2.1.2 Landlord hereby agrees that upon execution of the Lease by both Tenant and Landlord, Landlord shall deliver possession of the Premises to Tenant so that Tenant and its authorized agents, contractors, subcontractors and employees may, during ordinary business hours, at Tenant's sole risk, enter upon and use the Premises for the sole purposes of constructing and installing the Tenant Improvements (as defined in the Work Letter) in the Premises pursuant to the "Work Letter" (attached hereto as Exhibit D and incorporated herein by this reference) and of installing Tenant's personal property in the Premises; provided, however, that (i) all of the provisions of the Lease, other than with respect to the payments of Base Monthly Rent, Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs, shall apply during such early entry, (specifically including, but not limited to, the provisions of Article 9 of the Lease relating to the indemnification of Landlord, which indemnity obligations shall include any matter arising out of or in connection with such entry and Tenant's performance and observance of, or failure timely to perform and observe, its obligations under the Work Letter);
(ii) Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article 14 of the Lease; (iii) such entry shall not, in Landlord's opinion, jeopardize any insurance maintained in connection with the Premises or Project; (iv) Tenant shall pay utility charges and other charges in connection with such early entry reasonably allocated to Tenant by Landlord; (v) all such construction and installations shall be performed by a licensed contractor approved in advance by Landlord, at Tenant's sole expense, in compliance with all applicable laws and covenants, conditions and restrictions of record, in accordance with the Work Letter and, furthermore, the work shall be done in a good and workmanlike manner conforming in quality and design with the Premises; (vi) all Tenant Improvements constructed or installed in the Premises shall immediately become and remain the property of Landlord; (vii) all Tenant's personal property installed by Tenant shall be and remain the property of Tenant upon installation and Tenant shall, subject to
Article 7 of the Lease, upon the termination of this Lease, at Tenant's expense, remove any Tenant's personal property installed by Tenant and return the Premises to its condition as of the execution of this Lease, normal wear and tear and damage caused by casualty (subject to the other provisions of the Lease) excepted; and (viii) Tenant, its agents, contractors or subcontractors in the construction of the Tenant Improvements will not cause any labor difficulties for Landlord, its agents, contractors or subcontractors. Tenant shall not use the Premises to commence the conduct or operation of its business during the period of such early entry.

         2.1.3 Landlord shall perform the work and make the installations in the Premises and the Project substantially as set forth in "Landlord's Work Letter" hereto as Exhibit E and incorporated herein by this reference. Landlord's Work (as defined in the Landlord's Work Letter) shall be performed by Landlord's general contractor. Other than Landlord's Work, Landlord has no obligation to improve, alter, repair or remodel the Premises. All such installations shall immediately become and remain the property of Landlord.

Section 2.2 - Acceptance by Tenant; "AS IS" Nature of Premises

         Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Project, Building or the Premises except as herein expressly set forth. Tenant acknowledges and agrees that Tenant has been afforded ample opportunity to inspect the Premises, the Building and the Project, and has investigated their condition to the extent Tenant desires to do so, including their environmental condition, and that Landlord has no obligation to remodel or to make any repairs, alterations or improvements to the Premises or the Building or remediate any condition therein, except as expressly provided in the Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same to its then "AS IS" condition and that the Premises, the Building and the Project were in good and satisfactory condition at the time such possession was so taken subject to: (i) completion of items listed on a written punchlist mutually agreed upon by Landlord and Tenant (which in no event shall relate to items constructed pursuant to the Work Letter), and (ii) latent defects in any portion of Landlord's Work reported to Landlord in writing within ninety (90) days after the Commencement Date. As Tenant's sole right and remedy, and as Landlord's sole obligation, with respect to such punchlist items and latent defects, Landlord shall, with reasonable diligence, cause such items to be completed or corrected at its own expense; Landlord shall have no responsibility, liability, duty to indemnify, defend or hold Tenant harmless from any damages, losses, claims, liabilities, awards or actions related, directly or indirectly, to such items. For purposes of this Section 2.2 latent defects shall not include any defects which were readily apparent at the time the punchlist was delivered to Landlord. Notwithstanding the foregoing, Landlord's obligation with respect to latent defects shall not apply to equipment, materials or items implemented in the Project by Landlord or are part of Landlord's Work which were specified by Tenant, but Landlord shall assign to Tenant Landlord's interest in any warranty from a subcontractor regarding such equipment or material after Tenant's written request for same. Landlord shall have no responsibility, liability, duty to indemnify, defend or hold Tenant harmless from any damages, losses, claims, liabilities, awards or actions related, directly or indirectly to such items.

  ARTICLE 3 - RENT; BASE MONTHLY RENT; TAXES, BUILDING COSTS AND PROJECT COSTS

Section 3.1 - Rent

         "Rent" as used herein shall refer to the Base Monthly Rent (as defined in Section 3.2, below), as it may be adjusted as hereinafter provided in this Lease, plus all other sums and monetary obligations of Tenant payable to Landlord under this Lease including, but not limited to the following:

         (a) Any late charges or interest due pursuant to Sections 3.6.1 and 3.6.2;

         (b) Tenant's Building Share of Taxes and Building Costs due pursuant to this Article 3;

         (c) Tenant's Project Share of Taxes and Project Costs due pursuant to this Article 3; and

         (d) Any consideration received by Tenant which is due to Landlord pursuant to Article 5.

Section 3.2 - Base Monthly Rent

         Tenant shall pay to Landlord commencing on the Commencement Date and thereafter during the Term the Base Monthly Rent set forth in the Summary of Basic Terms, which sum shall be payable by Tenant in consecutive monthly installments on or before the first day of each month ("Monthly Installment(s)"), in advance, in the manner described more particularly in
Section 3.8.1, provided, however, that Tenant shall pay the amount of Advance Rent set forth in Paragraph I of the Summary of Basic Terms concurrently with Tenant's execution of this Lease, which shall be a credit against the first Monthly Installments as they become due. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Monthly Installment for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month. In addition to the Base Monthly Rent, Tenant shall pay the amount of any Rent, Rent increase or adjustment, and additional payments when and as hereinafter provided in this Lease. Notwithstanding anything to the contrary contained herein, Landlord's rent concession granted to Tenant for Months 2, 3 and 4 of the Term extends only to Base Monthly Rent, and Tenant shall pay all other Rent and additional payments when and as due as hereinafter provided for in the Lease, including Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs relating to Months 2, 3 and 4.

Section 3.3 - Intentionally Deleted

Section 3.4 - Taxes, Building Costs and Project Costs

        3.4.1 Definitions. The following terms shall be defined as set forth below:

                  (a) "Computation Year" shall mean the calendar year, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs shall be equitably adjusted for the Computation Years involved in any such change.

                  (b) "Tenant's Building Share" shall be Sixty-Six and Three-Tenths percent (66.3%) and has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Building. Rentable Area of the Premises shall be 60,000 square feet and Rentable Area of the Building shall be 90,506 square feet.

                  (c) "Tenant's Project Share" shall be Forty-Three and Five-Tenths percent (43.5%) and has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Project. Rentable Area of the Project shall be 137,824 square feet. Tenant acknowledges that it has been given an opportunity to verify the accuracy of the square footage figures set forth in the foregoing Section 3.4.1(b) and this Section 3.4.1(c). Whether or not Tenant has taken the opportunity to verify the foregoing figures, Tenant agrees to accept such square footage figures as being accurate. Landlord reserves the right to increase or decrease the size of the Project or the buildings therein designed for occupancy by tenants, and to recalculate the Rentable Area contained therein, and in the event of any such increase, decrease or recalculation, Landlord shall recompute Tenant's Project Share.

                  (d) "Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, unforeseen as well as foreseen, levied upon or with respect to all or any portion of the Project and the areas used in connection with the operation of the Project, the Rent, and the personal property contained in the Project and used in connection with the management and maintenance of the Project imposed by federal, state or local governments or governmental assessment districts. Taxes shall not include Landlord's income, franchise, capital stock, estate or inheritance taxes. Taxes shall include, without limitation, all general real property taxes, general and special assessments, gross receipts taxes, annual or periodic license or use fees, excise, transit charges, housing fund and child care assessments, charges imposed for social services, police, fire, or environmental protection, other business taxes and the cost of contesting by appropriate proceedings any of the aforementioned Taxes (with respect either to validity or amount). If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land and/or the Building and/or the Project or any part thereof and/or the areas used in connection with the operation of the Building and/or the Project or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment, such other tax or assessment shall be deemed to be included in Taxes. If any Taxes are specially assessed by reason of the occupancy or activities of one or more tenants and not the occupancy or activities of the tenants as a whole, such taxes shall be allocated by Landlord to the tenant or tenants whose occupancy or activities, brought about such assessment and Tenant shall pay any such taxes so allocated to Tenant. In case there shall be a reduction of the assessed valuation for any tax year, the Rent on account of Tenant's Building Share and Project Share of Taxes shall be recalculated and Landlord, after receiving a refund or after the delinquency date of its next tax bill in the event Landlord is given a credit, will credit against the Rent on account of Tenant's Building Share and Project Share of Taxes next becoming due from Tenant such sums as may be due to Tenant by reason of the recalculation, less the expenses incurred in effecting such reduction.

                  (e) "Building Costs" shall mean the aggregate amount of all Operating Costs (defined below) to the extent the same are incurred with respect to the Building, as distinguished from the portion of Operating Costs incurred solely with respect to the Project Common Areas or solely with respect to the Project generally.

                  (f) "Project Costs" shall mean the aggregate amount of (i) insurance Costs (defined below) plus (ii) Operating Costs, but for purposes of this Section 3.4.1(f) excluding Building Costs from Operating Costs.

                  (g) "Insurance Costs" shall mean, with respect to all or any portion of the Project, including, without limitation, the Building, other buildings and Improvements in the Project, Project Common Areas and the areas used in connection with the Project, the aggregate amount of all costs, expenses and expenditures paid or incurred by Landlord or Landlord's authorized representatives of fire, extended coverage, all-risk, property damage, boiler, sprinkler, rent, public liability or commercial general liability, earthquake or other insurance and the deductible portion of any insured loss otherwise covered by such insurance.

                  (h) No Double Counting. In no event shall any portion of Building Costs, Project Costs or Insurance Costs be assessed or counted against Tenant more than once.

                  (i) "Operating Costs" shall mean, with respect to the Building or to all or any portion of the Project and the areas used in connection therewith, as the case may be, the aggregate amount of all costs, expenses and expenditures paid or incurred, by Landlord or Landlord's authorized representatives of: (i) wage and labor costs and expenses applicable to persons engaged in the management, operation, maintenance, overhaul or repair, whether they be employed by Landlord or as independent contractors (including, without limitation, the cost effect of any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement, or other benefits applicable with respect to such employees); (ii) utilities, utilities surcharges, water and sewer charges, fuel, building supplies and materials, other supplies and materials, equipment, tools, service contracts, security, or any costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Common Areas or the Project, including, without limitation, the Parking facilities serving the Project; (iii) a management foe and costs incurred in or associated with the management of the Project; (iv) the repair, replacement and maintenance of the nonstructural portions of the Project or any portion thereof, (including, without limitation, the plumbing, heating, ventilating, air-conditioning, elevator, electrical, security, fire and life-safety systems installed or furnished by Landlord and the nonstructural portions of the roof of the Building); (v) costs incurred in or associated with providing, operating, maintaining, repairing and replacing the Common Areas and facilities therein; (vi) gardening and landscaping, maintenance of signs and tenant directories, repairs, repainting, maintenance, resurfacing, painting, lighting, cleaning, janitorial services, refuse removal and similar items; (vii) assessments or maintenance charges if the Landlord is obligated to pay such charges; (viii) capital expenditures together with all costs, and interest thereon at an annual rate equal to the reference rate of interest announced publicly from time to time by Bank of America N.T. & S.A. (or any successor bank) at its San Francisco Headquarters, or any successor rate of interest thereto (the "Reference Rate") plus two (2) percentage points, but in no event in excess of the maximum rate of interest permitted to be contracted by law, all amortized over their actual useful life, (ix) rental of personal property used in connection with any of the foregoing; (x) the costs and expenses paid or incurred by Landlord or Landlord's authorized representatives of legal, accounting and consulting fees and of permits, certificates and licenses required in connection with the Project or any portion thereof, (xi) depreciation and amortization of personal property used exclusively for the management or operation of the Project (or a reasonable and equitable pro rata share of such depreciation and amortization if such personal property is not so exclusively used); and (xii) such other items as are now or hereafter customarily included in the cost and expense of managing, operating, maintaining overhauling and repairing all or any portion of the Project and areas used in connection with the operation thereof. All such costs, expenses and expenditures shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Landlord agrees that in any event the replacement of the following items at the Building shall be amortized over their actual useful life with interest thereon at an annual rate equal to the Reference Rate plus two (2) percentage points: (i) entire or the major portion of the roof membrane (but not the patching of lesser portions of the roof membrane from time to time), (ii) condenser, compressor, cooling coils and blower which are part of the heating, ventilating and air conditioning system, and (iii) ceiling or wall mounted space heaters. Operating Costs shelf not include "Operating Costs Exclusions" defined below.

                  (j) "Operating Costs Exclusions" shall mean (i) the initial construction cost of the Project, or the costs of providing Landlord's Work to Tenant, or depreciation of such costs; (ii) debt service (including, without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to all or any part of the Project other than debt service and financing charges imposed pursuant to
Section 3.41(i)(viii); (iii) any rent payable under any ground lease now or hereafter affecting the Project; (iv) leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with prospective or present tenants in the Project; (v) expenditures relating to the repair of the structural components of each of the following: foundations, exterior walls, roof and any interior load bearing walls of the Building (but with respect to the roof these provisions do not exclude and Tenant shall, subject to Section 3.4.1(i) and Section 7.2, bear all other roof costs) of the Premises; (vi) capital expenditures relating to repairs, alterations or improvements to the Building required by governmental authorities to comply with building code provisions existing as of the Lease Date and, with respect to requirements of the American with Disabilities Act (ADA), to comply with ADA provisions as interpreted and as enforced as of the Lease Date; (vii) costs, expenses and expenditures to the extent incurred with respect to other buildings designed for occupancy by tenants in the Project, as distinguished from costs, expenses and expenditures incurred solely with respect to Project Common Areas or solely with respect to the Project generally; (viii) costs of complying with Environmental Laws relating to Hazardous Materials affecting the Premises, Building or Project unless made the responsibility of Tenant pursuant to Section 4.8; and (ix) specific costs which, pursuant to other provisions of this Lease, Tenant is obligated to pay in full, including without limitation costs of Tenant's performance of obligations to be performed by Tenant under this Lease and payments which Tenant is obligated to make directly to any party, including, without limitation, providers of goods, services, utilities or labor.

         3.4.2 Tenant shall pay in advance on the first day of each month to landlord as additional Rent one twelfth (1/12) of each of (a) Tenant's Building Share of Building Costs and Taxes for each Computation Year and (b) Tenant's Project Share of Taxes and Project Costs for each Computation Year, in an amount estimated by Landlord and be filed by Landlord to Tenant. Landlord shall have the right to revise such estimate from time to time (but no more than twice in any Computation Year). Any assessments which are included as Taxes shall be payable over the maximum allowable term that the same can be paid without penalty or additional cost. With reasonable promptness after Landlord has received the tax bills and support for Operating Costs for a Computation Year, but not more than one hundred eighty (180) days after the close of such year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Statement") showing a comparison of estimated Building Costs, Taxes and Project Costs to the actual costs of the same for such Computation Year, and Tenant's Building Share and Tenant's Project Share of those estimated and actual amounts. If Tenant's Building Share of actual Building Costs and actual Taxes and Tenant's Project Share of actual Taxes and Project Costs for such Computation Year exceeds Tenant's payments of the estimated amounts of such categories for such Computation Year, Tenant shall pay to Landlord the difference within thirty (30) days after Landlord's Statement is given to Tenant, and if the total amount of Building Costs, Taxes and Project Costs respectively paid by Tenant for any such Computation Year shall exceed Tenant's Building Share of actual Building Costs and Tenant's Project Share of actual Taxes and Project Costs for such Computation Year, such excess shall be credited against the next installments of Tenant's Building Share of Building Costs and actual Taxes and Tenants Project Share of Taxes and Project Costs due from Tenant to Landlord hereunder. If there is an increase in Taxes (by reason of an increase in assessed valuation or otherwise) affecting prior Computation Year(s) at any time after rendition of Landlord's Statement for such year(s), Tenant shall pay to Landlord the Tenant's Project Share and/or Building Share of such increase in Taxes attributable to such year(s) within thirty (30) days after Landlord's Statement is given to Tenant. Notwithstanding any other provision of the Lease to the contrary, Tenant shall have the right, within ninety (90) days following Landlord's delivery to Tenant of Landlord's Statement for any Computation Year, and following thirty (30) days prior written notice to Landlord, to have an independent certified public accountant reasonably acceptable to Landlord ("CPA") inspect Landlord's books and records with regard to Landlord's calculation of the Building Costs, Taxes and Project Costs incurred during such Computation Year. Such inspection shall be conducted during normal business hours at the location where such books and records are normally maintained and all information secured therefrom shall be kept confidential by Tenant and the CPA. If Landlord disagrees with any part of the CPA's inspection, then Landlord shall be entitled to meet with the CPA and Tenant to discuss corrections or revisions in the CPA's inspection to attempt to resolve any differences for a period of twenty (20) business days after Landlord's receipt of the CPA's written report of its inspection. The CPA shall take into consideration any comments of Landlord or Tenant and shall then issue its final written report, with such corrections or changes as shall be consistent with the Lease and otherwise which the CPA deems appropriate. If the CPA's inspection of Landlord's books and records reveals that Building Costs, Taxes or Project Costs are overstated by Landlord, Landlord shall at its election within thirty (30) days after the CPA's final written report, either refund or provide Tenant a credit against Rent next due in the amount of any resulting overpayment by Tenant. If the CPA's inspection of Landlord's books and records reveals that Operating Costs or Taxes are understated, Tenant shall pay to Landlord within thirty (30) days after the CPA's final written report the amount of any resulting underpayment by Tenant. Such inspection, including without limitation the fees and costs of the CPA, shall be at Tenant's sole cost and expense, provided that if the CPA's inspection reveals that Landlord overstated Building Costs, Taxes and Project Costs to the extent that the charges payable by Tenant in the aggregate were overstated by more than ten percent (10%), Landlord shall pay the reasonable fees of the CPA. If Tenant does not timely exercise the right to inspect Landlord's books and records provided herein, Landlord's Statement for such Computation Year shall be deemed final and binding on Landlord and Tenant.

         3.4.3 If the Term shall commence or the Lease shall terminate on a date other than the first or last day of a Computation Year, Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs for such partial Computation Year shall be appropriately adjusted by Landlord. To the extent such Building Costs, Taxes and Project Costs are not affected by Tenant's occupancy of the Premises or by this Lease, Tenant's Building Share and Tenant's Project Share of those items shall be in the proportion that the number of days of the Term included in such partial Computation Year bears to 365. During such partial Computation Year(s) Tenant shall pay Tenant's Building Share of Building Costs and Taxes and Tenant's Project Share of Taxes and Project Costs in the same time and manner provided in Section 3.4.2 with the following exceptions that (i) if the Commencement Date is not the first day of a Computation Year, on or before the first day of the Term, or as soon thereafter as practicable, Landlord may bill Tenant, and Tenant shall pay, an amount payable per month for the remainder of the Computation Year which in the aggregate shall equal Tenant's Building Share of estimated Building Costs and Taxes and Tenant's Project Share of estimated Taxes and Project Costs for the partial Computation Year; and (ii) if the Lease terminates before the end of a Computation Year and if Landlord's Statement shows that (a) Tenant has overpaid, Landlord shall remit the amount of such overpayment to Tenant within fifteen (15) days after issuance of Landlord's Statement or (b) Tenant has underpaid, Tenant shall pay Landlord the amount of such underpayment to Landlord within fifteen (15) days after issuance of Landlord's Statement.

         3.4.4 For purposes of calculating estimated taxes and Taxes, Building Costs and Project Costs for any period during which the Building or Project is less than ninety percent (90%) occupied there shall be added those amounts of Taxes, Building Costs and Project Costs which Landlord determines, in good faith, it would have incurred had the Project been ninety percent (90%) occupied during any such period.

Section 3.5 - Additional Taxes

         In addition to the Base Monthly Rent and other Rent to be paid by Tenant hereunder, as additional Rent hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) by reason of the manner of occupancy or activities of Tenant; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, the Building, the Project, or any portion thereof; or (c) upon the value of Tenant's personal property located in the Premises or in any storeroom, garage or any other place in the Premises or the Building or the Project, or the areas used in connection with the operation of the Building or Project, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; or (d) resulting from overstandard tenant improvements to the Premises whether title thereto is in Landlord or Tenant; or (e) upon this transaction; or (f) upon, allocable to, or measured by the Rent payable hereunder, including without limitation, any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such Rent. The foregoing taxes may be referred to as "Additional Taxes". Additional Taxes paid by Tenant pursuant to this Section 3.5 shall not be included in any computation pursuant to Section 3.4.

Section 3.6 - Late Payments: Charges; Interest; Default Rate

         3.6.1 Tenant acknowledges that the late payment of Rent or any other sum due from Tenant will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance, or notes secured by any encumbrance, covering the Premises and the cost of money used by Landlord in place of such Rent or other sum. Therefore, if any Monthly Installment of Base Monthly Rent is not paid within five (5) days that such is due, or any other sum due hereunder is not paid within ten (10) days of written notice that such payment is due, Tenant shall pay to Landlord as additional Rent, without necessity of prior notice or demand, an additional sum of five percent (5%) of said installment of Rent or other amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charges shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or under law or equity.

         3.6.2 Notwithstanding any other provisions of this Lease, any Monthly Installment of Base Monthly Rent is not paid within five (5) days that such is due, or any other sum due hereunder is not paid within ten (10) days of written notice that such payment is due shall bear interest from the date such payment is due until the same have been fully paid, at a rate (the "Default Rate") that is equal to the lesser of (i) five (5) percentage points above the announced prime rate (as it may be announced from time to time) of the then largest bank in Arizona as determined by Landlord, and (ii) the highest rate permitted to be contracted for by law. The payment of such interest shall not constitute a waiver by Landlord of any default by Tenant hereunder.

Section 3.7 - Consideration

         The Base Monthly Rent has been established in contemplation that (i) Tenant will occupy the Premises for the entire Term and (ii) in the event of any Assignment or Sublet of this Lease or all or any portion of the leasehold estate created hereby, Landlord and Tenant have agreed that Landlord shall have the rights and options provided in Article 5, including, without limitation, the right to terminate this Lease. Tenant expressly acknowledges and agrees that this Section 3.7 was a material inducement to Landlord in establishing the Base Monthly Rent in the amount herein provided and that Landlord has relied on this covenant and agreement in executing this Lease.

Section 3.8 - Time and Manner of Payment in General

         3.8.1 All Rent shall be payable in lawful money of the United States of America at the address specified for Landlord in the Summary of Basic Terms, or at such other place as Landlord shall designate, without any prior demand therefor and without any abatement, deduction or setoff whatsoever.

         3.8.2 Except where a longer or shorter period is specifically provided for in this Lease with respect to a particular expenditure, Tenant shall pay to Landlord, within ten (10) days after notice by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's default, including, without limitation, expenditures made and obligations incurred for reasonable legal counsel fees, (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 9, and
(c) sums equal to all expenditures made and monetary obligations incurred by Landlord in collecting or attempting to collect the Base Monthly Rent, or any other Rent or sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, expenditures made and obligations incurred for reasonable legal counsel fees. Tenant's obligations under this Article 3 shall survive the termination of this Lease.

                          ARTICLE 4 - USE AND OCCUPANCY

Section 4.1 - Permitted Use

         Tenant shall use and occupy the Premises only for the specific purposes set forth in Paragraph J of the Summary of Basic Terms, and for no other purpose. The character of the occupancy of the Premises, as restricted by this
Article 4 and as further restricted by Article 5, and any of the Rules and Regulations attached to this Lease or hereafter adopted, is an additional consideration and inducement to Landlord for the granting of this Lease.

Section 4.2 - Compliance with Law

         4.2.1 Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use or occupancy of the Premises, the Building and the Project and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined below), and waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use of occupancy of the Premises. Tenant shall at Tenant's sole cost and expense take all proper and necessary action to cause the Premises to be kept, maintained, used and occupied in compliance with the Americans With Disabilities Act of 1990, as amended from time to time.

         4.2.2 Without limiting its obligations under Section 4.2.1, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises by government or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, its employees, agents, contractors, invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of Landlord under this Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Premises and (ii) in performing Landlord's obligations under this Lease, if any.

Section 4.3 - Compliance with Insurance Requirements

         Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with any insurance policy covering the Building or Project or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or the property located therein, and shall not do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, which shall increase the rates of any insurance on the Building or Project or any of the areas used in connection with the operation thereof of its fixtures, appurtenances or equipment or on property located therein. If by reason of the failure of Tenant to comply with the provisions of this Article 4 any insurance premium shall at any time be higher than it otherwise would be, then, without Landlord's waiving any rights it may have against Tenant hereunder as a result of such failure, Tenant shall reimburse Landlord for that part of all such premiums thereafter paid by Landlord which shall have been charged because of such violations by Tenant, and shall make such reimbursement upon the first day of the month following such expenditure by Landlord.

Section 4.4 - Certificates of Occupancy

         Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Premises, Building or Project. In the event that any department of the city or county of the state in which the Project is located shall hereafter at any time contend or declare that the Premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Article 16 hereof. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible or will continue to be lawful or permissible under any certificate of occupancy issued for the Premises, Building or Project or otherwise permitted by law.

Section 4.5 - Life-Safety Systems

         If there now is or shall be installed in the Building or Project a sprinkler system, heat or smoke detection system or any other so-called life-safety system and (i) any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith restore the same to good working condition; and (ii) if the Insurance Services Office or any similar body or any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction over the Premises, shall require or recommend that any changes, modifications, alterations, or additional equipment be made or supplied in or to any such system by reason of Tenant's specific business, or the location of partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, or additional equipment.

Section.4.6 - Prohibited Uses

         4.6.1 Tenant shall not occupy or permit any portion of the Premises to be occupied for a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Nothing in this Section 4.6.1 shall expand the permitted use of the Premises as set forth in Section 4.1.

         4.6.2 Tenant shall not do or permit to be done any act or thing upon the Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon the Premises or for any other reason, and Tenant hereby indemnities and agrees to protect, defend and hold harmless Landlord against any such liability or responsibility except to the extent of Landlord's gross negligence or willful misconduct. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration. Tenant shall not install any machine or equipment which may adversely affect the structure of the Building without obtaining Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

Section 4.7 - Definition of Hazardous Material

         As used herein, the terms "Hazardous Material" or "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Arizona or the United States Government and include (i) petroleum, natural gas, synthetic gas, asbestos, (ii) any substance designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), (iii) any substance defined as a "hazardous waste" pursuant to
Section 6903 of the Federal Resource Conservation and Recovery Act, (42 U.S.C.
Section 6901 et seq.) ("RCRA"), or (iv) any substance defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9601 et seq.) ("CERCLA").

Section 4.8 - Tenant's Obligations

         4.8.1 Tenant shall not use, generate, handle, manufacture, produce, store, release, discharge or dispose of, on, under or about the Project or Premises, or transport to or from the Project or Premises, any Hazardous Material or allow its employees, agents, contractors, invitees or any other person or entity to do so. Without in any way limiting, affecting or derogating from the foregoing prohibition, Tenant shall be bound by, observe and perform the conditions, covenants and provisions set forth in this Article 4 with respect to Hazardous Materials. The foregoing prohibition of Hazardous Materials shall not apply to any ordinary use and incidental storage of small and insignificant amounts of substances in the regular and ordinary use of common office business machines provided the same do not constitute, give rise to, or create any substantial risk of any occurrence, condition, or event as a consequence of which pursuant to any Environmental Law: (i) Tenant, Landlord, or any owner, occupant, or person having any interest in the Premises shall be liable, or (ii) the Premises shall be subject to any legal restriction on use, ownership or transferability, or (iii) any Remedial Work (defined below) shall be required.

         4.8.2 Tenant, at its sole cost, shall comply with all Environmental Laws (defined below) relating to Hazardous Materials on, under or about the Project, Premises or Building, including the responsibility to obtain and maintain current all permits required for its operations in connection with Hazardous Materials. The term "Environmental Laws" shall mean any and all federal, state or local laws, ordinances, rules or regulations, or requirements of governmental agencies or instrumentalities, pertaining to Hazardous Materials or to health, industrial hygiene or environmental conditions on, under, in or about the Premises, Building or Project, including, without limitation, the following (as amended from time to time): CERCLA; RCRA, and the Clean Air Act, 42 U.S.C. Section 7401 et. seq.

         4.8.3 Without limiting the generality of Arizona Revised Statutes
Section 36-3501 et. seq., Tenant shall be responsible for and shall protect, defend, indemnify, and hold Landlord and its directors, officers, employees, agents, representatives, contractors, successors and assigns, any lessor under any ground or underlying lease and any mortgagee or beneficiary under any mortgage or deed of trust encumbering the Project, Premises or Building (for purposes of this Section 4.8 collectively "Landlord Indemnitees") harmless from and against all claims, costs, damages (consequential or otherwise), fines judgments, penalties, losses and liabilities, (including, without limitation, (i) diminution in value of the Premises, Building or Project, (ii) damages for the loss or restriction on use of rentable or usable space or of any amenity on the Premises, Building or Project, (iii) loss of rental income, (iv) cost of any investigation, monitoring, removal, restoration, abatement, repair, clean-up, detoxification or other ameliorative work of any kind or nature required by any governmental agency having jurisdiction thereof, Landlord Indemnitees, or by any private party (collectively "Remedial Work"), (v) damages arising from any adverse impact on marketing of space in the Building or Project, (vi) costs of the preparation and implementation of any closure, remedial or other required plans, (vii) damage to natural resources or to property other than the Premises, Building or Project or harm to any person or animal, and (viii) sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees), arising (directly or indirectly) in any way whatsoever out of or attributable to Tenant's or its employees', agents', representatives', contractors', successors', assigns', sublessees', Transferees' (as defined hereinbelow) and invitees' (collectively herein "Agents") use, generation, handling, manufacture, production, storage, release, threatened release, discharge, disposal or transportation of Hazardous Materials on, under, in or about the Project, Premises or Building (collectively a "Release" or "Released").

         4.8.4 In the event of the occurrence of a Release, Tenant shall, at its sole expense and within thirty (30) days after demand by Landlord (or such shorter period of time as may be required under applicable laws or by any governmental entity having jurisdiction thereof) commence to perform and thereafter diligently prosecute to completion such remedial work as is necessary to restore the Premises and the Project to the condition existing prior to such Release, including, without limitation, any investigation, monitoring, removal, restoration, abatement, repair, clean-up, remediation, detoxification or other ameliorative work necessary to remediate the effects of any Release (the "Remedial Work"). All such Remedial Work shall be performed in conformance with the requirements of Landlord and all applicable laws including, but not limited to all Environmental Laws and regulations relating to Hazardous Materials. All Remedial Work shall be performed in accordance with the terms and conditions of this Lease and by one or more contractors, approved in advance in writing by Landlord, and under the supervision of a consulting engineer approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable.

         4.8.5 In the event there is a release, discharge or disposal of or contamination by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant on or about the Premises or Project and such Hazardous Material is of the type not presently known to exist on or about the Premises, Building or Project, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not a Release. If Tenant fails to prove that any such release, discharge, disposal or contamination is not a Release then such release, discharge, disposal or contamination shall be deemed a Release and the provisions of this
Section 4.8 would be applicable thereto.

         4.8.6 Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises, Building and Project all Hazardous Materials placed or Released, or permitted to be placed or Released, on the Premises, Building and Project by Tenant, its employees, agents, contractors or invitees and all trade fixtures, furnishings and/or equipment associated with the use, storage or disposal of Hazardous Materials placed or permitted to be placed on the Premises, Building or Project by Tenant, its employees, agents, contractors or invitees and perform any closure work, investigation and environmental remedial work required by applicable Environmental Laws or by any governmental authority having jurisdiction with respect to the Premises or Tenant's activities thereon. Removal and disposal of any and all such Hazardous Materials, equipment or fixtures shall be performed in strict accordance with all applicable Environmental Laws.

         4.8.7 In any matter covered by this Section 4.8 the Landlord Indemnitees shall have the right to employ its or their own counsel at the expense of Tenant. The Landlord Indemnitees shall have the right, but not the obligation, at the expense of Tenant, to settle, adjust or compromise any claim, suit or judgment against the Landlord Indemnitees arising out of the matters covered herein.

         4.8.8 Tenant shall give immediate written notice to Landlord of:

         (a) Any action, proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Material on the Project, Premises or Building or the migration thereof from or to other property;

         (b) All demands or claims made or threatened by any third party against Tenant or the Project, Premises or Building relating to any loss or injury resulting from any Hazardous Materials;

         (c) Any spill, release, discharge or nonroutine disposal of Hazardous Materials that occurs with respect to the Project, Premises or Building or Tenant's operations,

         (e) Tenant's discovery of any occurrence or condition on, under, in or about the Project, Premises or Building or any real property adjoining or in the vicinity of the Project, Premises or Building which may cause the Premises, Building or Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use under any Environmental Law.

         4.8.9 Tenant's obligations under this Article 4 shall survive the termination of this Lease.

Section 4.9 - Landlord's Exculpation

         4.9.1 Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Environmental Laws relating to Hazardous Materials which are not the responsibility of Landlord or Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Premises, Building or Project of which Landlord has no actual knowledge as of the Commencement Date; (ii) a change in Environmental Laws which make Hazardous Materials which are present on the Premises, Building or Project as of the Commencement Date, whether known or unknown to Landlord, a violation of such new Environmental Laws; (iii) Hazardous Materials that migrate, flow, percolate, diffuse or in any way move to or under the Premises, Building or Project, or
(iv) Hazardous Materials present on or under the Premises, Building or Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) by prior or other occupants or lessees of the Premises, Building or Project or their agents, employees, contractors or invitees, or by others.

         4.9.2 In the event any of the circumstances described in Section 4.9.1 materialize, Landlord and Tenant agree that under such circumstances (i) Landlord shall have no liability to Tenant for and no obligation to indemnify, defend, protect and hold Tenant harmless from any damages, claims, penalties, judgments, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, Building or Project, damages for the loss or restriction on use of rentable or usable space or of any amenity on or in the Premises, Building or Project, loss of business, damages for harm to natural resources or to property other than the Premises, Building or Project or injury to persons or animals, and sums paid in settlement of claims, attorneys' fees, consultant and expert fees) which Tenant may incur during or after the Term as a result of such contamination, (ii) the provisions of Article 10 shall apply in the event there is any restriction on Tenant's use of the Premises, and (iii) the cost of complying with the Environmental Laws relating to Hazardous Materials affecting the Premises, Building or Project for which Landlord is legally liable and which are paid or incurred by Landlord shall not be Project Operating Costs unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Section 4.8.

Section 4.10 - Right of Contribution

         Except as expressly provided in this Article 4 to the contrary (including but not limited to the treatment of Project Operating Costs), neither Landlord nor Tenant shall be deemed to have waived any rights of contribution which either party may have against the other party at law in connection with costs, claims, damages or liabilities arising out of or resulting from the use, presence, disposal or clean-up of Hazardous Materials in the Premises, Building or Project.

Section 4.11 - Monitoring

         4.11.1 Entry for Inspection and Testing. Tenant expressly agrees that Landlord shall have the right to enter the Premises to inspect the Premises and/or to perform an environmental investigation and assessment of the Premises (an "Environmental Assessment") upon reasonable notice to Tenant, and that this right of entry shall include, without limitation, the right to test for any release, threatened release, discharge or disposal of any Hazardous Material. Landlord's entry shall be carried out in a manner so as not unreasonably to interrupt or interfere with Tenant's business operations. An Environmental Assessment may include, without limitation, the review of any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental authorities, the review of any storage, use and disposal facilities and procedures associated with the storage, use and disposal of Hazardous Materials, and the testing of the soils and groundwater at or under the Premises. Tenant shall pay for the cost of such Environmental Assessments if in the reasonable judgment of Landlord or its environmental consultant, a release, threatened release, discharge or disposal of any Hazardous Material caused by Tenant has occurred or in the event of a default by Tenant in any of its obligations under Section 4.7 through Section 4.13. In all other cases, the cost of such Environmental Assessments shall neither be Project Operating Costs nor borne by Tenant directly, but shall be at Landlord's cost. If Landlord reasonably so requires, Tenant shall comply, at its sole cost and expense, with all recommendations contained in any Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to activities on the Premises or any recommendations for additional testing and studies to detect the presence of Hazardous Materials.

Section 4.12 - Abatement Activities

         To the extent that any testing or monitoring demonstrates that significant levels of contamination by Hazardous Materials at the Project exist or are increasing, Landlord shall have the right but not the obligation to identify the source of the contamination and seek to have it abated by the responsible parties. Landlord may undertake, or cause to be undertaken, voluntary clean-up activities to ameliorate or stabilize any Hazardous Materials in the Project. The determination whether to undertake any clean-up activities shall be made by Landlord in its sole and absolute discretion based upon its consultant's or expert's recommendations and Landlord's determination of the feasibility of the proposed activities, their cost, their projected efficiency, and the levels of contamination of the Hazardous Materials in the Project in comparison with the levels of contamination in other properties in the vicinity of the Project. Tenant agrees to cooperate fully with

Landlord and with any parties designated by Landlord at Landlord's expense to perform testing, monitoring or clean-up activities in the Project.

Section 4.13 - Effect on Proposed Assignments and Sublets

         Without in any way limiting or affecting Landlord's right to withhold its consent for other reasons, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or sublease if (i) the proposed transferee's anticipated use of the Premises or Project involves the use, generation, handling, manufacture, production, storage, testing, treatment, discharge or disposal of Hazardous Materials; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials.

                   ARTICLE 5 - ASSIGNMENT/SUBLETTING/MORTGAGE

Section 5.1 - Prohibition; Definitions

         5.1.1 Subject only to the exceptions provided in Section 5.2 below, neither Tenant nor Tenant's legal representatives, successors or assigns shall assign this Lease ("Assign" or "Assignment"), or transfer, sublet, license or permit the Premises or any part thereof to be used or occupied by others (collectively, "Sublet" or "Sublease"); furthermore, in no event shall Tenant or Tenant's legal representatives or assigns pledge, hypothecate, mortgage or otherwise encumber this Lease (collectively, "Mortgage"). Any such Assignment, Sublease or Mortgage (whether voluntary or by operation of law) shall be voidable at the option of Landlord, and shall constitute a material breach of this Lease. No interest of Tenant in this Lease or the Premises shall be assignable or assigned by operation of law and Tenant shall not suffer or permit either such an assignment or any involuntary assignment of any nature whatsoever. By way of example and not limitation it shall be deemed an Assignment under this Lease and shall be subject to all the provisions of this
Article 5, if either (a) Tenant consists of more than one party and there is a purported assignment from one such party to any other or others of such parties constituting Tenant, or (b) there is any transfer of control of Tenant, whether by transfer of shares of stock, partnership interests or otherwise or (c) there is a transfer of a major portion of Tenant's assets but not an assignment and assumption of this Lease in accordance with Section 5.2. As used in the immediately preceding sentence, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease. As used in this Article, the term "control" or "controls" or "controlled" shall mean either the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of the controlled Person (as defined below) or the ownership, directly or indirectly, of fifty percent (50%) of the voting power of, or the equity interests in the controlled Person (as defined below). The term Person shall mean individuals, groups, partnerships, firms, associations, corporations, trusts or any other form of business or legal entity. The Person who is the actual assignee, sublessee, licensee, occupant, transferee or any other recipient of an Assignment or Sublease is herein referred to as "Transferee". Notwithstanding the foregoing, a transfer of control of Tenant (by stock transfer, merger or consolidation) to an affiliated entity (as defined below) shall not be deemed an assignment under this Section. For purposes of this Section 5, an "affiliated entity" shall mean (a) a corporation all or at least 75% of the stock of which is owned, held and controlled by Tenant (so long as Tenant owns such percentage); or (b) a corporation which owns, holds and controls all or at least 75% of all stock of Tenant (so long as Tenant owns such percentage) ("Parent"); or (c) a corporation of which at least 75% of its stock is owned, held and controlled by Parent; or (d) notwithstanding any provision of the foregoing to the contrary, the shares of stock of Decision Servcom, Inc. a Delaware corporation may be sold or transferred, without obtaining the prior written consent of Landlord, but subject to the other conditions and provisions of this
Section 5, in the following events: (i) such stock is publicly traded through the New York, American or Pacific Stock Exchanges or the NASDAQ national market and its price is listed at least daily in the Wall Street Journal and such sale is a public sale effected through such exchange or market.

         5.1.2 If there is an Assignment or Sublet, whether in violation of or in compliance with this Article, then: (a) Landlord may collect rent from the Transferee and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed either a waiver of the covenants and conditions of this Article 5, or the acceptance of the Transferee as Tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant herein contained or an alteration of Tenant's primary liability for such obligations; or (b) in the event of default by any Transferee, or any other successor of Tenant, in the performance or observance of any of the terms of this Lease of any Sublease or Assignment agreement, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

Section 5.2 - Assignments or Subleases Subject to Landlord's Prior Written consent

         Notwithstanding any contrary provision of Article 5.1.1, Tenant may Assign or Sublet only upon the following express conditions which are agreed to be reasonable:

         5.2.1 The proposed Assignment or Sublease shall be subject to and conditioned on the prior written consent of Landlord, which consent will not be unreasonably withheld or conditioned or delayed and, without limiting the generality of the foregoing, it shall be deemed reasonable for Landlord to withhold, condition or revoke such consent it among other things the following conditions are not satisfied:

                  5.2.1.1 the use to be made of the Premises by the proposed Transferee is the expressly permitted use under Section 4.1 and would not be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) and would not create greater demands upon the facilities, systems or services of the Premises, the Building or Project or any part thereof than the demands created by Tenant;

                  5.2.1.2 the character, business stability, reputation, history of timely lease performance and financial responsibility of the proposed Transferee are both (a) of high quality and (b) satisfactory to Landlord in the good faith exercise of its business judgment, and in any event the proposed Transferee demonstrates, by virtue of its net worth, ratio of assets to liabilities, net income and cash flow, among other things, the ability to perform (i) all obligations of Tenant in the case of an Assignment and (ii) the obligations of Tenant allocable to the Sublease space in the case of a Sublease;

                  5.2.1.3 the proposed Transferee is then neither a prospective tenant of the Project with whom Landlord is in negotiation for rental of space in the Project nor a tenant of the Project;

                  5.2.1.4 any proposal for alterations to the Premises requested by the proposed Transferee satisfies the covenants and conditions of Article 6; and

                  5.2.1.5 all of the conditions set forth below are satisfied.

         5.2.2 Tenant shall pay to Landlord Landlord's then standard processing fee (currently Five Hundred Dollars ($500)) and any taxes or other charges imposed upon Landlord or the Project as a result of such Assignment or Sublease, and shall reimburse Landlord for all costs, including the reasonable fees of attorneys, architects, engineers or other consultants incurred by Landlord in connection with such Assignment or Sublease, whether or not such proposed Assignment or Sublease is consented to by Landlord.

         5.2.3 Tenant shall deliver to Landlord with its request for Landlord's consent the proposed Assignment or Sublease and current financial statements of the proposed Transferee, prepared by an independent certified public accountant, and promptly upon Landlord's request for same, any additional documents or information reasonably related to the proposed transaction or Transferee.

         5.2.4 Tenant shall deliver to Landlord an executed original counterpart of the Assignment or Sublease, which by its terms shall be binding on Tenant and the Transferee subject only to Landlord's consent being obtained and the execution by Tenant, the proposed Transferee and Landlord of Landlord's consent. Every Assignment or Sublease shall provide, among other things, that: (a) it is and shall be subject and subordinate to the provisions of this Lease, (b) the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such Assignment or Sublease and (c) the covenants and conditions of this Lease shall be covenants and conditions of the Assignment or Sublease, and the proposed Transferee shall assume for the benefit of Landlord, and shall perform faithfully and shall be bound by, all of the covenants and conditions of this Lease from and after the effective date of the Assignment or Sublease, limited, in the case of a Sublease, to the extent they apply to the space in question.

         5.2.5 The consent by Landlord to an Assignment or Sublease shall not in any way be construed to relieve Tenant or the assignee or sublessee from obtaining the express consent in writing of Landlord with respect to any subsequent Assignment or Sublease. Landlord may, but shall not be obligated to, consent to subsequent Assignments or Subletting of this Lease or amendments or modifications to this Lease with Transferees or other successors of Tenant, without notifying Tenant, and without obtaining its consent thereto and such action shall not relieve Tenant of liability under this Lease.

         5.2.6 Tenant shall not be released from Tenant's obligations under this Lease nor shall Tenant's primary liability to pay Rent and to perform all other obligations to be performed by Tenant under this Lease be altered by (a) any Assignment or Sublease, regardless of Landlord's consent, or (b) any failure by Landlord after any Assignment or Sublease, regardless of Landlord's consent, to give Tenant notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease.

Section 5.3 - Share of Proceeds of Assignment or Sublease

         Fifty percent (50%) of that portion of rent and all other consideration payable to or for the benefit of Tenant in connection with any Assignment or Sublease which is in excess of the Rent (which for purposes of this Section 5.3 shall mean the Base Monthly Rent plus those Building Costs, Project Costs and Taxes payable by Tenant pursuant to Section 3.4) which Tenant is obligated to pay Landlord under this Lease (in the event of a Sublease or Assignment of less than the entire Premises, prorated to reflect obligations allocable to that portion of the Premises subject to the Sublease or Assignment) less Tenant's costs shall be payable to Landlord as additional Rent under this Lease without affecting or reducing any other obligation of Tenant under this Lease. Such excess shall be payable to Landlord at the same time as such rent or other consideration is payable to Tenant, provided, however, that fifty percent (50%) of the cash equivalent of any non-cash consideration payable to or for the benefit of Tenant at any time in connection with an Assignment or Sublease shall be paid by Tenant to Landlord at the time Landlord gives its consent. For purposes hereof, the term "Tenant's Costs" shall mean: (a) the amount of any reasonable out-of-pocket broker's fee or commissions paid to a broker unrelated to Tenant as a result of any assignment or subletting by Tenant hereunder and reasonable out-of-pocket counsel fees paid to outside (and not in-house) counsel and disbursements incurred with respect to such assignment or subletting, and (b) reasonable advertising expenses directly related to the assignment of this Lease or subletting of the space.

Section 5.4 - Landlord Options to Terminate Lease

         With respect to any Assignment or Sublet except any made in accordance with Landlord's prior written consent, it is expressly agreed and understood that in addition to Landlord's other rights set forth in this Article 5, Landlord shall have the following options, exercisable in Landlord's sole discretion: (a) in the event of a Sublease or Assignment of substantially all the Premises, to terminate this Lease as of the date proposed by Tenant for the commencement of the term of the proposed Sublease or Assignment; and (b) without regard to the size of the portion of the Premises to be affected by the proposed Sublease or Assignment, to declare this Lease to be so modified so as to exclude therefrom, and to be terminated as to, the space subject to the proposed Sublease or Assignment, such modification to become effective on the date proposed by Tenant for the commencement of the term of the Sublease or Assignment, with the Base Monthly Rent, and amounts payable by Tenant pursuant to Section 3.4 for Building Costs, Taxes and Project Costs, to be adjusted in proportion to the reduction in Rentable Area of the Premises. If Landlord exercises either of its options to terminate under this Section 5.4, the provisions of this Lease applicable to Tenant's obligations on expiration or termination shall apply to the space as to which the termination applies.

                            ARTICLE 6 - ALTERATIONS

Section 6.1 - Alterations

         Tenant shall not make any alterations, additions or improvements including, but not limited to, the initial tenant improvement in or to the Premises or parking space configuration in the Project Common Areas (collectively, "Alterations") without first meeting the following requirements:

                  (a) Prior to the commencement of any Alterations, Tenant shall submit plans and specifications prepared by an architect and/or structural engineer licensed by the state where Project is located for Landlord's approval, which approval shall not be unreasonably withheld or delayed, and obtain any necessary governmental permits and deliver a copy thereof to Landlord;

                  (b) The Alterations shall be made at Tenant's sole cost and expense and by a contractor or mechanic designated by Landlord or a contractor or mechanic chosen by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed;

                  (c) Tenant shall provide satisfactory evidence of contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workmen's compensation insurance all in form and substance satisfactory to Landlord;

                  (d) Tenant shall provide a performance and payment bond satisfactory in form and substance to Landlord for all Alterations which in Landlord's reasonable judgment will cost more than Five Thousand Dollars ($5,000) to complete, and such other security as Landlord may reasonably require to insure payment for the completion of all Alterations free and clear of liens;

                  (e) Tenant shall give Landlord at least ten (10) business days' notice before commencing any proposed Alterations so that Landlord can post and record a notice of nonresponsibility and any other notice as may be permitted by law, to protect Landlord from having its interest in Premises made subject to a mechanic's lien;

                  (f) All Alterations shall be made in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction;

                  (g) All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors;

                  (h) Tenant shall be fully responsible if any shutdown of plumbing, electrical or air conditioning equipment jeopardizes or invalidates any warranties covering the Building;

                  (i) Landlord expressly reserves the right to revoke its consent upon notice to Tenant in the event of the breach which is not de minimis in nature of any of the terms or conditions hereof, in which case all work on the Alterations shall immediately cease to the extent directed by Landlord in such notice until the breach in question is cured to Landlord's satisfaction;

                  (j) Tenant shall reimburse Landlord for any and all costs or expenses reasonably incurred by Landlord in connection with the Alterations, including without limitation architectural or engineers' fees and attorneys' fees; and

                  (k) Tenant shall provide Landlord with a cost and expense breakdown of the Alterations.

         6.1.1 Notwithstanding any provision of Section 6.1(a) to the contrary, Tenant may make Alterations in or to the Premises at any one time which cost less than Five Thousand Dollars ($5,000) and which in the aggregate do not exceed Thirty Thousand Dollars ($30,000) per year without obtaining Landlord's prior written consent provided (i) such Alterations do not adversely affect the foundations, structural components, exterior walls, roof or roof membrane, or the heating, ventilating and air conditioning systems of the Building, or its exterior appearance, (ii) such Alterations do not impair the use of the Building or materially reduce the value or marketability of the Premises and/or Building,
(iii) Tenant complies with all other provisions of Section 6.1. Tenant shall have no right to make any Alterations to the structure of the Building or the roof under this Lease.

         6.1.2 At the same time Tenant submits detailed specifications, floor plans and necessary permits to Landlord for review for the purpose of obtaining Landlord's consent to any proposed Alteration, Tenant may request Landlord to indicate whether or not such proposed alteration or addition is to be removed from the Premises upon the expiration of the Term of this Lease and whether Tenant is to perform all restoration made necessary by the removal of any such Alteration. In the event Tenant does not request Landlord to make such indication, or when Tenant does not obtain Landlord's prior consent to any alteration or addition pursuant to Section 6.1.1, Landlord shall have the right to require Tenant to remove any alteration or addition upon expiration of the Term of this Lease and to perform all restoration made necessary by such removal.

Section 6.2 - Mechanics' Liens

         Any mechanics' lien filed against the Premises, Building or Project for work done or claimed to have been done by or materials claimed to have been furnished to Tenant or its agents shall be discharged by Tenant at its expense within ten (10) days thereafter by the filing of the bond required by law, by payment, by satisfaction or otherwise. Failure to so discharge any such lien shall constitute a default hereunder. If Tenant has not caused the lien to be so released within such 10-day period, Landlord, in addition to all other remedies provided in this Lease and by law, shall have the right, but shall not be obligated, to cause the lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to the lien. All payments made and expenses incurred by Landlord in connection with the lien shall be considered additional Rent pursuant to Section 3.1 above.

Section 6.3 - Alterations as Landlord's Property

         All Alterations, whether made and/or paid for by Tenant or Landlord, shall immediately become a part of the realty and shall be and remain Landlord's property, and shall not be removed without the written consent of Landlord. Notwithstanding the foregoing, all goods, effects, personal property, cubicles, partitions, local area network cabling, detachable walls, business and trade fixtures, machinery and equipment owned by Tenant or installed at Tenant's expense in the Premises shall remain the personal property of Tenant and may be removed by Tenant at any time, and from time to time, during the Term of this Lease provided Tenant shall, in removing any such property, repair or, at Landlord's option, shall pay to Landlord the cost of repairing all damage to the Premises and the Building caused by such removal and to restore the Premises to their original condition as of the Commencement Date.

Section 6.4 - Indemnification

         Tenant's indemnity obligations under Article 9 of this Lease shall include any matter arising out of or connected with (i) the making, maintenance, repair, installation, removal or existence of any Alterations (including, but not limited to, claims or liability for breach of warranty, worker's compensation, personal injury or property damages) and (ii) Tenant's performance and observance of, or failure to timely perform and observe, its obligations under this Article 6. Notwithstanding the previous sentence, Landlord shall have no right to settle mechanics' or materialmen's liens within the ten (10) day period described in Section 6.2 or any liens which are bonded over.

Section 6.5 - Survival

         Tenant's obligations under this Article 6 shall survive the expiration or earlier termination of this Lease.

                               ARTICLE 7 - REPAIRS

Section 7.1 - Tenant's Obligations/Procedures

         7.1.1 Subject to the provisions of Section 7.1.2, Section 7.2, Article 10 and Article 11, Tenant shall operate, maintain, keep clean, provide janitorial services for, and take good care of the Premises and the fixtures therein (including, without limitation, the floor and window coverings), and provide for the disposal of trash, garbage, and waste arising in connection with Tenant's use or occupancy, all at Tenant's sole cost and expense and, subject to the provisions of Article 6 hereof, shall make all repairs and replacements, at its sole cost and expense as and when Landlord deems reasonably necessary to preserve in good working order and condition the Premises and every part thereof, including, without limitation, all plumbing, electrical and lighting facilities and equipment, fixtures, interior walls, interior surfaces of exterior walls, ceilings, doors, windows, roof membrane, plate glass, skylights and, subject to Section 7.1.2, the heating, ventilating and air conditioning systems located within the Premises or serving the Premises and located within or on the Building, serving the Premises except if and to the extent any of such Building systems are located within the premises of any other tenant of the Building and to such extent, after reasonable written notice to Landlord, Landlord shall cause such work to be performed at Tenant's sole cost and expense. Tenant shall maintain, repair and operate the Premises, the fixtures therein and such Building systems serving the Premises in a good condition comparable to the manner other buildings in projects similar in size, character and location are maintained and operated by institutional owners. All repairs and replacements shall be in quality and class equal to the original work. Upon the expiration or other termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in as good order, condition and repair as they were received by Tenant, ordinary wear and tear and damage caused by casualty (subject to the other provisions of the Lease) excepted. All repairs and replacements made by Tenant pursuant to this Section 7.1 shall be subject to the conditions set forth in Article 6.

         7.1.2 At Landlord's option exercisable from time to time, either Landlord or Tenant shall procure and maintain, at Tenant's expense (payable by Tenant directly to the provider of such service), a heating, ventilating and air conditioning system maintenance contract to provide for inspection, maintenance and repair of such systems. If Landlord elects to have Tenant obtain such contract, the form and substance of the contract and the qualifications of the service provider shall be satisfactory to Landlord. Without limiting the generality of the foregoing, such contract shall name Landlord as an express third party beneficiary of the contract, shall be assignable to Landlord, shall be terminable upon thirty (30) days advance written notice, shall provide for inspections, repairs and maintenance to be performed at a minimum frequency of once every three (3) months, shall provide for a written report to Landlord of each such occasion of inspection, maintenance or repair, and an original of such contract shall be delivered to Landlord. If Landlord elects to procure and maintain such maintenance contract, Tenant shall pay to Landlord from time to time, within ten (10) days after delivery of a statement therefor, the cost of such contract.

         7.1.3 Supplementing the provisions of Sections 7.1.1 and 7.1.2 and not in limitation or derogation thereof, Tenant shall be obligated to pay directly to the parties entitled thereto all direct and indirect fees, costs and expenses, in connection with performance of Tenant's obligations set forth in Sections 7.1.1 and 7.1.2, including, without limitation, the following: (i) all wage and labor costs and expenses paid or incurred by Tenant or Tenant's authorized representatives and applicable to the persons engaged in the operation, maintenance, overhaul or repair of all or any portion of the Premises or fixtures therein, whether they be employed by Tenant or as independent contractors (including, without limitation, the cost effect of any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement, or other benefits applicable with respect to such persons); (ii) the cost and expense of utilities, utility surcharges, water and sewer charges, fuel, building supplies and materials, services contracts, janitorial services, or any costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises.

Section 7.2 - Landlord's Obligations and Rights

         Landlord, subject to reimbursement pursuant to Article 3 and further subject to the provisions of Article 10 and Article 11, shall keep in good condition and repair the following: (a) the foundations, exterior walls, structural condition of interior bearing walls and roof of the Premises; and (b) the Common Areas, including, without limitation, the parking lots, utilities installations, roadways, walkways, sidewalks, landscaping, fences and Project signs. Notwithstanding the foregoing sentence, (i) Landlord shall not be responsible for any such maintenance, upkeep, repair or replacement to the extent that the same may be made necessary by or arise from placement or servicing of, or other activities in relation to the location of, equipment on the roof of the Premises or the Building in which Tenant is located, or penetration of the roof by such equipment, regardless of Tenant's having obtained, prior to the placement of any such equipment, the written approval of Landlord, unless and until Tenant pays Landlord therefor, including at Landlord's option advance payment on an estimated basis, the full cost of any such maintenance, upkeep, repair or replacement; (ii) Landlord shall not, unless and except as otherwise expressly provided in the Work Letter, be obligated to paint the exterior or interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace doors, windows or plate glass of the Premises; and (iii) Landlord shall have no obligation to repair, but without obligation to do so may elect to repair, at the expense of Tenant, all damage or injury to the Premises, or to the Building or Project and its fixtures, appurtenances or equipment or to any of the areas used in connection with the operation of the Building or Project, caused or done by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees or caused by moving property of Tenant in or out of the Building or the Project, or by the installation or removal of furniture or other property, or resulting from fire, heating, ventilating or air conditioning unit or system, short circuits, overflow or leakage of water, steam, gas, sewage or odors, or by frost or by bursting or leaking of pipes or plumbing works, or gas, or from any other source, due to the negligence, or willful misconduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees.

Section 7.3 - Statutory Waivers

         Tenant hereby waives all rights under the provisions of any law in existence during the Term, authorizing a tenant to make repairs at the expense of a landlord.

Section 7.4 - No Liability of Landlord

         Unless and except to the extent caused by Landlord's gross negligence or willful misconduct and except as provided in Article 10 hereof, there shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises, Building or the Project (or any of the areas used in connection with the operation thereof or in or to any fixtures, appurtenances or equipment), or by reason of the active or passive negligence of Tenant or any other tenant or occupant of the Building or Project. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Notwithstanding the foregoing, if Landlord receives, as the result of any interruption in services or as a result of the making of or failure to make any of the above-mentioned repairs, alterations, decorations, additions or improvements, when any of the foregoing prevented Tenant's use of the Premises, rental insurance proceeds, then to the extent of such proceeds received, Tenant's Rent shall be abated.

                 ARTICLE 8 - SUBORDINATION/PROTECTION OF LENDERS

Section 8.1 - Subordination

         8.1.1 This Lease shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter encumber or otherwise affect the real property of which the Premises forms a part or encumber or affect the ground or underlying leases, and all renewals, modifications, consolidations, replacements and extensions thereof, without the necessity of executing any instrument to effectuate such subordination; provided, however, upon the request of Landlord, Tenant, or Tenant's successors-in-interest, shall execute and deliver any and all instruments desired by Landlord evidencing such subordination in the manner requested by Landlord. Notwithstanding the foregoing, within ten (10) days after the written request of Landlord, Tenant agrees to execute any appropriate instrument making this Lease and the leasehold estate created hereby superior to the lien of any ground or underlying lease, mortgage or deed of trust. Notwithstanding the foregoing, upon Tenant's request, Landlord agrees to make good faith efforts to obtain nondisturbance on behalf of Tenant substantially in the form of the agreement attached hereto as Exhibit H and incorporated herein by this reference.

Section 8.2 - Attornment to Successor

         8.2.1 Tenant agrees that, at the option of the landlord under any ground or underlying lease now or hereafter affecting the real property of which the Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground or underlying lease and, if requested by said landlord, shall enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein provided.

         8.2.2 In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust now or hereafter affecting the real property of which the Premises forms a part, the holder of any such mortgage or deed of trust ("Holder") (or purchaser at any sale pursuant thereto) shall have the option (a) to require Tenant to attorn to such Holder or purchaser, and to enter into a new lease with such Holder or purchaser (as Landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided, or (b) notwithstanding this Article 8, to elect that this Lease become or remain, as the case may be, superior to said mortgage or deed of trust and to require Tenant to attorn. Tenant agrees to execute and deliver any further instruments requested by such Holder or purchaser to evidence such attornment or superiority.

Section 8.3 - Lender's Right to Cure

         If Landlord is in default, Tenant will accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not terminate this Lease for Landlord's default unless Tenant gives notice of such intent to terminate to each such Holder and the default is not cured within thirty (30) days after the time period given to Landlord to cure any such default in this Lease or within such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said thirty (30) day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and the Holder proceeds diligently thereafter with such work until the default is cured.

Section 8.4 - Tenant's Financial Statements

         8.4.1 Tenant agrees that Landlord is hereby authorized to request a credit report on Tenant at any time and from time to time subsequent to the Lease Date from any third party.

         8.4.2 Upon default under this Lease by Tenant, or upon any request by Tenant for Landlord's approval of an Assignment or Sublease pursuant to Article 5 above, or upon request of Landlord made not more than once during any Computation Year for any reason whatsoever, Tenant agrees to promptly provide Landlord with a full, true and correct current audited annual financial statement (certified by Tenant's regular certified public accountant) or, if a current annual audited financial statement should not be available, a full, true and correct current unaudited annual financial statement (certified by the chief financial officer of Tenant), covering the financial condition of Tenant, the same to be accompanied by all financial statements of any kind issued by Tenant to any bank or other financial institution or credit reporting service at any time during the twelve (12) months next immediately preceding the date of said current financial statement.

         8.4.3 Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective Holder that Landlord designates, such the most recent quarterly financial statements as are available to verify the financial condition of Tenant, or any Transferee or guarantor of Tenant, to facilitate the financing or refinancing of the Building or Project, or the creation, extension or renewal of any underlying or ground lease affecting the Project.

         8.4.4 Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant is or shall be, as the case may be, accurate in all material respects to the best of Tenant's actual knowledge as of the date of such statement.

Section 8.5 - Lease Modifications

         If any prospective Holder should require, as a condition of any ground or underlying lease, mortgage, or deed of trust, or modification of any provision of this Lease, Tenant shall approve and execute any such modifications within ten (10) days after written request, provided such modifications do not increase any monetary obligation of Tenant hereunder or otherwise materially and adversely alter the rights or obligations of Landlord or Tenant hereunder.

                      ARTICLE 9 - LIABILITY/INDEMNIFICATION

Section 9.1 - Landlord's Exculpation and Limited Liability

         Landlord, its employees and agents shall not be liable to Tenant and Tenant waives all claims against Landlord for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises, Building or the Project by or from any cause whatsoever, including without limitation earthquake or earth movement, gas leak, fire, oil spills or contamination, electricity or leakage from the roof, walls, basement or other portion of the Premises, Building or the Project, except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees or agents, but in no event shall Landlord be liable for consequential damages, including, without limitation, loss of profits or damages from business interruptions. Landlord is not liable for latent defects in the Premises, Building or Project, except that such lack of liability shall not excuse Landlord from its obligations to repair and maintain the Premises, Building and Project to the extent it is specifically obligated to do so under this Lease.

Section 9.2 - Tenant's Liability, Indemnification and Hold Harmless

         To the extent permitted by law, Tenant hereby indemnifies and agrees to protect, defend and hold Landlord (its employees, agents, property manager) harmless against all claims, liability, damages or loss of every nature whatsoever and against all costs and expenses, including, but not limited to, reasonable fees of attorneys of Landlord's choice and expert witnesses and expenses in connection therewith, arising out of either (i) any failure of Tenant to timely perform or observe its obligations hereunder or (ii) arising out of or connected with any matter expressly referenced elsewhere in the Lease as being included within Tenant's indemnity obligation under this Article 9 or any injury to or death of any person or for loss of use of or damage to or destruction of property or for violation of law (A) occurring in, on or about the Premises, from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors or (B) occurring in, on or about any portion of the Building or Project or areas used in connection with the Project, the use of which Tenant has in common with other tenants (including, without limitation, elevators, stairways, passageways or hallways and other portions of the Common Areas), when such claim, injury or damage is caused in whole or in part by the act, neglect, default, or omission of Tenant, its employees, agents, contractors, invitees, licensees, visitors, assignees or subtenants including, without limitation, the default by Tenant in the observance or performance of any of its obligations hereunder. Landlord reserves the right to settle, compromise or dispose of any and all suits, claims and actions related to the foregoing indemnities in its sole discretion and the exercise of said right shall not reduce Tenant's obligations hereunder. Any defense made by Tenant under this Article 9 shall be made only with counsel (i) previously approved in writing by Landlord which approval shall not be unreasonably withheld in its sole discretion, and (ii) willing to cooperate with counsel of Landlord's choice in connection with such defense.

Section 9.3 - Survival and Conflicts with other Indemnity Provisions

         The provisions of this Article 9 shall not diminish Landlord's rights and Tenant's obligations set forth in Article 4 and Section 6.4. The provisions of this Article 9 shall survive the expiration or earlier termination of this Lease. Any waiver of claims against Landlord and/or indemnification of Landlord pursuant to the terms of this Lease, including without limitation the terms of this Article 9, shall in no event be deemed to apply to Landlord's fraud, willful injury to the person or property of another, or violation of any law, whether willful or negligent, to the extent such waiver or indemnity would violate Arizona law.

                         ARTICLE 10 - DAMAGE/DESTRUCTION

Section 10.1 - Destruction and Repair

         If the Premises shall be damaged by fire or other cause, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty; provided, however, that Landlord shall have no obligation to repair any damage or to replace Tenant's personal property, trade fixtures or equipment, Alterations or any other property or effects of Tenant. Notwithstanding the foregoing, Landlord shall have no obligation to repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty: (i) to the extent there are governmental restrictions which preclude Landlord from repairing and restoring the Premises or the Building to substantially the condition it was in prior to such fire or other casualty; or (ii) if Tenant is in default which is not de minimis under this Lease. Except as otherwise provided in this Article 10, if the entire Premises shall be rendered untenantable by reason of any such damage, the Base Monthly Rent shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, the Base Monthly Rent shall abate for such period in the proportion that the area of the part of the Premises so rendered untenantable bears to the total area of the Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which Base Monthly Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.

Section 10.2 - 180 Day and 60 Day Repair Criteria

         10.2.1 Notwithstanding the provisions of Section 10.1, if prior to or during the Term, the Premises shall be so damaged by fire or other casualty that, in Landlord's architect's or contractor's opinion determined in its reasonable discretion, it will take longer than one hundred eighty (180) days from the date of the casualty to substantially complete the repair and restoration of the Premises or Building, then Landlord shall give to Tenant as soon as possible but in no event later than sixty (60) days after the casualty, notice of such opinion ("the 180 Day Notice"). If such repairs and restoration cannot in Landlord's architect's or contractor's opinion be substantially completed within one hundred eighty (180) days after the date of the casualty, Landlord and Tenant shall each have the right to terminate this Lease by giving written notice to the other within fifteen (15) days after Tenant's receipt of the 180 Day Notice.

         10.2.2 Notwithstanding any provision herein to the contrary, Landlord and Tenant shall each have the right to terminate this Lease in the event the Premises is damaged by a fire or other casualty during the last year of the Term of this Lease if in Landlord's architect's or contractor's opinion determined in its reasonable discretion it will take longer than sixty (60) days to substantially complete the repair and restoration of the Premises. Landlord shall give notice of such opinion (the "60 Day Notice") as soon as possible, but in no event later than thirty (30) days after such casualty. In the event either party elects to terminate this Lease pursuant to this Section 10.2.2 such party shall give written notice to the other, which must be received by the other party no later than five (5) days after Tenant's receipt of the 60 Day Notice.

         10.2.3 In the event Landlord or Tenant delivers such a written termination notice pursuant to Section 10.2.1 or Section 10.2.2, this Lease and the Term shall terminate thirty (30) days thereafter with the same effect as if the expiration of such thirty (30) day period was the Expiration Date, and Rent shall be apportioned as of such date. In the event that this Lease is not so terminated and the actual time to substantially complete the repair and restoration of the Premises takes longer than one hundred eighty (180) days (or sixty (60) days in the event Landlord gives a 60 Day Notice), Tenant shall have no claim or remedy of any kind whatsoever against Landlord for any costs, damages, losses, liabilities or penalties it incurs, provided Landlord diligently prosecutes the repair and restoration of the Premises to substantial completion.

Section 10.3 - Lack of Insurance Proceeds

         Notwithstanding anything contained in this Article 10 to the contrary, in no event shall Landlord be required to spend for any repair, replacement or reconstruction of the Premises an amount greater than the insurance proceeds actually received by Landlord (plus the amount of reimbursement of deductibles actually received from Tenant as Building Costs or Project Costs) as a result of the fire or other casualty causing such loss, damage or destruction.

Section 10.4 - No Release of Liability

         Except to the extent expressly provided otherwise in this Lease, including, without limitation the provisions of Section 14.3, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Project by fire or other casualty.

Section 10.5 - Tenant's Negligence

         Notwithstanding the provisions of Section 10.1, if any such damage or destruction is due to the negligent act or omission of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement (to the extent such is provided herein) of Base Monthly Rent by reason of such damage, unless Landlord is reimbursed for such abatement of Base Monthly Rent pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.

Section 10.6 - Express Agreement Re Damage and Destruction

         The provisions of this Lease, including this Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and it is agreed that any statute or regulation of the State of Arizona with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar statute or regulation, now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises, the Building or any other portion of the Project.

                           ARTICLE 11 - EMINENT DOMAIN

Section 11.1 - Partial or Total Taking

         If all or substantially all of the Premises or Building is condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises or Building is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Premises or Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant given within sixty (60) days following notice to Landlord of the date on which said vesting or dispossession will occur. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate this Lease upon partial condemnation of the Premises, Building, or Project and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

Section 11.2 - Award

         Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease and Alterations which are the property of Landlord. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically for its relocation expenses, the taking of personal property and trade fixtures belonging to Tenant, or the interruption of or damage to Tenant's business if such award is made separately to Tenant and not as part of the damages recoverable by Landlord.

Section 11.3 - Sale to Condemning Authority

         Landlord may, without any obligation to Tenant and without obtaining Tenant's consent, agree to sell and/or convey to the condemnor the Premises, Building or Project or any portion thereof sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted air, if instituted, pursued to a judgment. In the event Landlord sells and/or conveys all or any portion of the Premises, Building or Project to a condemnor this Lease shall terminate on the date the deed or other document evidencing such conveyance is recorded. Tenant shall still be entitled to any awards it would have received under this Article 11 had a condemnation in lieu of sale occurred.

Section 11.4 - Proration/Abatement of Base Monthly Rent

         In the event of an automatic or elective termination of this Lease pursuant to Section 11.1 or of sale pursuant to Section 11.3, the Rent shall be equitably prorated as of the date of termination of this Lease. In the event of a partial condemnation or taking that is permanent, but does not result in a termination of this Lease as to the entire Premises pursuant to Section 11.1, the Rent shall abate in proportion to the portion of the Premises taken by such condemnation of other taking.

Section 11.5 - Temporary Taking

         If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited or temporary period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease, except that the Base Monthly Rent shall be abated in accordance with Section 11.3 but only during the period of any such limited or temporary condemnation or taking. The apportionment of any award shall be governed by the provisions of Section 11.2.

                             ARTICLE 12 - UTILITIES

Section 12.1 - Utilities

         12.1.1 Tenant shall pay directly to the providers of all services for separately metered or directly billed water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, all fees, costs and expenses of such services, together with any Taxes thereon. Landlord makes no representation with respect to the adequacy or fitness of the heating, ventilating or air conditioning equipment in the Project to maintain temperatures that may be required for, or because of, any equipment of Tenant other than normal fractional horsepower office equipment, and Landlord shall have no liability for loss or damage in connection therewith.

         12.1.2 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord, the Project or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations to the Project or any other part thereof in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, require Tenant to comply with such mandatory or voluntary controls or guidelines or Landlord may, in its sole discretion, make such alterations to the Project or any other part thereof. All costs incurred by Landlord in connection with such laws, ordinances, guidelines or controls, including alterations to the Project shall be included in Operating Costs and assessed to Tenant pursuant to Section 3.4, except to the extent that such costs are to be entirely the responsibility of Tenant pursuant to this Lease, in which latter case such costs shall be entirely assessed to Tenant. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

                     ARTICLE 13 - LANDLORD'S RIGHT OF ENTRY

         Landlord and Landlord's agents shall have the right to enter the Premises at all times, to examine the same and to make such repairs or alterations, decorations, additions or improvements as Landlord may reasonably deem necessary or desirable, including without limitation the use and maintenance of pipes and conduits in and through the Premises, and Landlord and Landlord's agents shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and subject to the provisions of Article 10, the Base Monthly Rent reserved shall in no way abate while said repairs, alterations, decorations, additions or improvements are being made, by reason of inconvenience, annoyance or injury to the business of Tenant because of the prosecution of any such work, or otherwise. Landlord and Landlord's agents are expressly granted permission to inspect the Premises at any reasonable time and to show the Premises at any reasonable time to prospective tenants, mortgagees, purchasers, lessees of the Building or Project and other persons with a business interest therein. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent or other compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason entry therein shall be necessary or permissible hereunder, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Project or the Building or any part thereof, other than as otherwise provided in this Lease. Notwithstanding any provision in this Article 13 to the contrary, Landlord agrees to provide Tenant with at least 24 hours prior notice (except when Landlord reasonably determines that an emergency situation exists) and Tenant shall have the right to accompany Landlord or Landlord's employees, agents, contractors and representatives when Landlord enters the Premises. Landlord shall use reasonable efforts to accommodate Tenant's desire to have all entry into the Premises during normal business hours.

                         ARTICLE 14 - TENANT'S INSURANCE

Section 14.1 - Tenant's Insurance

         Tenant shall carry at its expense and maintain in force during the Term the following insurance:

                  (a) Commercial General Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis against claims for "personal injury" liability, including without limitation bodily injury, death or property damage liability with a limit of not less than Five Million Dollars ($5,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence"; such insurance shall cover Tenant's indemnity obligations hereunder (excluding the indemnity obligations relating to Hazardous Materials, so long as such indemnity obligations are not generally insured for by tenants in the vicinity of the Project) and may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

                  (b) insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the Premises for not less than 100% of the actual replacement value thereof;


                  (c) Worker's Compensation and Employee's Liability Insurance (as required by state law); and

                  (d) such other insurance as is generally required by owners of lenders on buildings similar in size, character, age and location as the Building.

Section 14.2 - General Requirements of Tenant's Insurance

         14.2.1 All such insurance shall name Landlord, any mortgagee and/or ground or underlying lessor as additional insureds and shall provide that Landlord and any additional insureds shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage, and shall contain a cross liability or severability clause.

         14.2.2 All insurance required to be carried by Tenant hereunder shall be written only as primary insurance and non-contributing and shall be effected with only such companies as Landlord shall approve, but in any event not with any company of less repute than those having a general policy rating of A and a financial rating of XV as rated in the most current available "Best's Insurance Reports". In the event "Best's Insurance Reports" is not currently published, such minimum standard shall be that published by any other nationally recognized publisher of such information. Landlord's approval shall be deemed to have been given unless Landlord in writing disapproves such company (i) not later than one month after submission of a policy or certificate to Landlord or (ii) at any time due to claims experience. Any insurance carried by Landlord shall not be contributory.

         14.2.3 Tenant shall deliver true and correct copies of the policies of insurance required hereunder and original certificates thereof to Landlord at least ten (10) days before the Commencement Date, and thereafter at least thirty
(30) days before the expiration dates of expiring policies.

         14.2.4 In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, without waiving any rights or remedies which Landlord may have for Tenant's default hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefor. Nothing contained in this Article 14 shall be construed as a limitation of Tenant's liability hereunder.

Section 14.3 - Waiver of Subrogation

         (a) Subject to the rights of Landlord under Article 3 to collect, utilize and replenish Building Costs and Project Costs for the purposes therein set forth, Landlord waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, the Building or the Project, or any part thereof, from causes then included under standard "all risk" coverage owner's property insurance policies or endorsements whether or not such policies are in effect covering Landlord or Tenant and whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, employees, contractors, visitors or licensees, but only to the extent that Landlord's insurance policies then in force permit such waiver. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant, from causes then included under standard "all risk" coverage property insurance policies or endorsements whether or not such policies are then in effect covering Landlord or Tenant and whether or not caused by the negligence of Landlord, its agents, employees, contractors, visitors or licensees, but only to the extent that Tenant's insurance policies then in force permit such waiver. Landlord and Tenant represent that their present insurance policies now in force permit such waiver.

         (b) If at any time during the term of this Lease either party shall give no less than five (5) days prior notice to the other certifying that any insurance carrier which has issued any such policy covering any of the property above mentioned has refused to consent to the aforesaid waiver of subrogation, or such carrier revokes a consent previously given or cancels or threatens to cancel any policy previously issued and then in force and effect because of such waiver of subrogation, then, in any of such events, the waiver in this Article 14 shall thereupon be of so further force and effect as to the loss, damage or destruction covered by such policy; provided, however, that if at any time thereafter such consent shall be obtained therefor from any existing or substitute insurance company, the waiver hereinabove provided for shall again become effective. The cost of obtaining any such waiver shall be deemed a cost of such policy.

Section 14.4 - Landlord's Insurance

         Landlord shall procure, at Tenant's cost and expense as an Operating Cost under Article 3, the following insurance:

                  (a) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis for the benefit of Landlord as named insured against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability;

                  (b) Insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, covering the full replacement cost (to the extent such coverage is available at a commercially reasonable cost) of all structures of the Premises; and

                  (c) Landlord may, but is not obligated to carry such other insurance (including, without limitation, insurance against loss of rents and/or earthquake insurance) with respect to the Landlord or the Premises, Building and/or Project: (i) as is generally carried by Metropolitan Life Insurance Company for similar properties, for as long as Metropolitan Life Insurance Company has an ownership interest in the Landlord or any portion of the Project; and (ii) after Metropolitan no longer has an ownership interest in the Landlord or any portion of the Project, as is generally carried by owners of, or required by lenders on, buildings or projects similar in size, character and location as the Building or Project.

         Tenant shall be entitled to obtain at its own cost and expense any additional insurance Tenant reasonably desires to protect itself as a result of Tenant agreeing to the exculpatory language in Articles 6 and 9.

                      ARTICLE 15 - INSOLVENCY OR BANKRUPTCY

Section 15.1 - Insolvency or Bankruptcy

         15.1.1 In addition to the occurrences set forth in Section 16.1 hereinafter, the following events shall constitute a default under this Lease:
(i) Tenant admits in writing its inability to pay its debts as they mature; (ii) Tenant makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors; (iii) Tenant gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; (iv) Tenant files a voluntary petition in bankruptcy or has an involuntary petition filed against him, her or it and such petition has not been dismissed within sixty (60) days; (v) Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy statute, regulation or law; (vi) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding subparagraph (v) and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days from the date of entry thereof; (vii) a trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises is employed or appointed and such receivership remains undissolved for sixty (60) days; or (viii) this Lease or any estate of Tenant hereunder is levied upon under any writ of attachment or execution, and such writ shall remain unvacated and unstayed for ten (10) days.

         15.1.2 Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree to:

                  (a) perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

                  (b) pay in the manner and at the time provided hereunder as reasonable compensation for use and occupancy of the Premises;

                  (c) reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter;

                  (d) give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and

                  (e) do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

         Tenant, as debtor in possession, and any such trustee shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above requirements and to have consented to the entry of an order by an appropriate Bankruptcy Court requiring compliance with any of the above requirements, waiving all rights to notice of the entry of such order.

Section 15.2 - Measure of Damages

         In the event of the termination of this Lease pursuant to Section 15.1, Landlord shall be entitled to the same rights and remedies as those set forth in Sections 16.1 and 16.2 and in Article 18 of this Lease.

Section 15.3 - Provision of Services and Assumption of Lease

         In the event of the occurrence of any of those events specified in
Section 15.1, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in Article 12, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively called the "Assuming Tenant") shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default; any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding and "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant that the foregoing provision was a material part of the consideration for this Lease.

                          ARTICLE 16 - DEFAULT/REMEDIES

Section 16.1 - Events of Default

         It shall be deemed conclusively a material breach of this Lease, and the occurrence of any of the following shall constitute a default by Tenant:

                  (a) Tenant fails to make (i) payment of any Monthly Installment of Base Monthly Rent within five (5) days of when due, or (ii) any other payment of Rent pursuant to this Lease within ten (10) days of written notice of when due; or

                  (b) Tenant fails to perform or honor any obligation, covenant, condition or representation required to be performed or made by Tenant under this Lease (other than those described above in Section 16.1(a) and except as otherwise provided below in Sections 16.1(c) through 16.1(h)) and shall fail, for a period of ten (10) days after delivery of written notice from Landlord specifying such failure ("Landlord's Nonmonetary Default Notice"), to cure said failure (which cure shall include payment to Landlord for compensation for any damages suffered by Landlord due to such failure and prior to such cure), unless such failure cannot be cured within said thirty (30) days, in which case it shall be deemed an event of default under this Lease if Tenant either (1) fails to commence to cure the applicable default within such thirty (30) day period,
(ii) fails, after commencing to cure within such thirty (30) day period, to use due diligence to cure the applicable default within such period of time as may be reasonably necessary, or (iii) fails to cure the applicable default within sixty (60) days after Landlord's Nonmonetary Default Notice; or

                  (c) Tenant abandons the Premises for a period of thirty (30) days, and Tenant fails to (i) give Landlord fifteen (15) days prior written notice of such intent to abandon and (ii) keep in place all signage it has erected or constructed in the Common Areas, Premises, Building or Project; or

                  (d) Tenant fails to timely perform or observe any obligation required to be performed or observed by Tenant under this Lease within any time period specifically set forth in this Lease for such performance or observance; or

                  (e) Tenant fails to timely perform or observe any obligation required to be performed or observed by Tenant under this Lease (other than an obligation described in 16.1(a), above) and in its sole judgment, Landlord determines that such failure subjects the Premises, Building or Project to the risk of physical damage which is not de minimis in nature, or disturbs or threatens to disturb other tenants in the Project which disturbance is not de minimis, or subjects the Landlord to the risk of civil damages, equitable forfeiture or restraint or criminal penalties, or consists of, results in or threatens the cancellation of any insurance policy required to be kept under this Lease or constitutes a violation of any contractual obligation of Landlord; or

                  (f) Any of the events described in Section 15.1.1 shall occur; or

                  (g) Tenant assigns, or transfers, by operation of law or otherwise, or enters into an agreement to assign or transfer any or all of its interests under this Lease without obtaining Landlord's prior written consent (other than as expressly permitted under Article 5 hereof) or permits, commits, suffers or maintains any unlawful act, nuisance or waste on or about the Premises, the Building or the Project or areas used in connection therewith; or

                  (h) Tenant fails to pay, or deposit with Landlord, timely any amount of money due to Landlord pursuant to Exhibit D or Tenant Delay under Exhibit D exceeds thirty (30) days.

Section 16.2 - Remedies

         In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice and demand and without limiting Landlord in the exercise of any rights or remedies otherwise available at law or in equity which Landlord may have by reason of such default or breach do any one or more of the following:

                  (a) Re-enter upon the Premises with or without process of law and with or without terminating the Lease and take possession of the same and of all trade fixtures, furnishings, equipment and other personal property of Tenant, including the right to change door locks (or other means of prohibiting Tenant from having occupancy of the Premises) and suspend utilities and services and expel or remove Tenant and all other parties occupying the Premises, using such force as may reasonably be necessary to do so without being liable to Tenant for any loss or damage occasioned thereby. Personal property may be removed by Landlord from the Premises and stored in such place as Landlord shall designate for the account of and at the expense and risk of Tenant and Landlord shall in no event be liable for any damage or loss thereto. Landlord may, at its option, and after giving Tenant prior notice thereof, sell said personal property at public or private sale for such price and upon such terms as Landlord may determine, applying the proceeds of such sale against the balance owing by Tenant to Landlord under this Lease, including the expense of such removal and sale.

                  (b) With or without terminating the Lease lock the doors to the Premises and exclude Tenant and all other persons therefrom (except those authorized by Landlord in its sole discretion).

                  (c) Institute suit against Tenant to collect each installment of rent or other sum as it becomes due or to enforce any other obligation under this Lease.

                  (d) With or without terminating the Lease, terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord and Landlord shall have the right to reenter the Premises and remove all persons and property therefrom using all force reasonably necessary for this purpose without being guilty in any manner of trespass or conversion, any claim by reason of such reentry being expressly waived. In such event Landlord shall be entitled to recover from Tenant all damages actually incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; reasonable expenses (including commissions) of reletting, including necessary renovation and alteration of the Premises, the removal of special improvements made for Tenant, reasonable attorney's fees, reasonable advertising expenses, the actual costs of protecting and caring for the Premises while vacant, and the actual cost of removing and storing Tenant's property; the worth at the time of the award of all unpaid rent, additional rent and other sums payable under the Lease that are or become due and payable prior to the time of such award (plus all interest and late charges payable with respect thereto); the worth at the time of award of the amount by which the unpaid rent, additional rent and other sums payable under the Lease for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be or could have been reasonably avoided; and that portion of any leasing commission paid by Landlord based upon or pursuant to this Lease applicable to the unexpired term of this Lease. All of the foregoing amounts shall be and become immediately due and payable from Tenant to Landlord upon a default, at Landlord's election which may be exercised with or without the giving of notice.

                  (e) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover the rent as it becomes due hereunder and any other damages incurred by Landlord from time to time. Notwithstanding that Landlord shall have maintained Tenant's right to possession or shall not have terminated the Lease for a default, Landlord may at any time thereafter, upon notice to Tenant, terminate the Lease and/or Tenant's right to possession for such prior default.

                  (f) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of Arizona. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the Default Rate.

                  (g) No re-entry or taking of possession by Landlord and/or acceptance of keys to the Premises by Landlord shall be construed as an election on Landlord's part to terminate or accept a surrender of this Lease unless a written notice of such intention is then or thereafter served on Tenant.

                  (h) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or compiled with by either party to this Lease, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by both the other party hereto. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                  (i) If Tenant causes a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to invoke any right and remedy under this Lease or allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies which were not provided for in this Lease.

                  (j) Tenant agrees that in the event of a default, Landlord will incur damages which are beyond normally encountered leasehold damages and Landlord shall be entitled to collect and recover all special damages incurred by reason of Tenant's default including, without limitation, all costs of any build-out or improvements done for Tenant, the full amount of any concessions or inducements previously granted Tenant, plus any other special damages incurred by Landlord.

                  (k) All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law. All rights and remedies of Landlord, whether enumerated herein or allowed by law, may be pursued singly, cumulatively, or consecutively and pursuit of one such right or remedy shall not, except to the extent required by law, be deemed an election of remedies or a waiver of any other remedies.

                    ARTICLE 17 - LANDLORD'S RIGHT TO PERFORM

         If Tenant shall default in the timely performance of any obligation on Tenant's part to be performed under this Lease, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs) by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, the sum or sums so paid or incurred by Landlord with interest at the Default Rate shall be due from Tenant to Landlord promptly upon demand by Landlord, as additional rent.

                            ARTICLE 18 - END OF TERM

Section 18.1 - Condition of Premises

         Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in as good order, condition and repair as it now is or may hereafter be placed, ordinary wear and tear and damage caused by casualty (subject to the other provisions of the Lease) excepted. Tenant shall remove all property of Tenant, as directed by Landlord. Subject to Section 6.1.2, at Landlord's option, Landlord may require Tenant to remove any Alterations or other improvements installed on Tenant's behalf in the Premises, unless Landlord agreed in writing to non-removal at the time Landlord consented to such Alterations or other improvements. If Tenant shall remove any such property, Alterations or improvements permitted or required to be removed from the Premises, Tenant shall repair or, at Landlord's option, shall pay to Landlord the cost of repairing, any damage arising from such removal. Any property left on the Premises at the expiration or other termination of this Lease, or after the happening of any of the events of default set forth in
Article 16, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of the Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.

Section 18.2 - Holding Over

         If Tenant holds over after the Term with the express written consent of Landlord such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be one and one-quarter (1.25) times the Rent which is due on the last month of the Term, and Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If without the express written consent of Landlord, Tenant shall fail to vacate the Premises after the expiration of the Term or sooner termination of this Lease for any cause or after Tenant's right to occupy the Premises ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be one and one-half (1.5) times the Rent which is due on the last month of the Term, and Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If the Premises are not surrendered at the end of the Term or of a permitted hold over period, Tenant shall be additionally responsible to Landlord for all damage (including but not limited to the loss of Rent) which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding lessee against Landlord, resulting from delay by Landlord in delivering possession of the Premises to such succeeding Tenant. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive termination of this Lease.

Section 18.3 - Conditions of Termination

         In the event that this Lease terminates for any reason prior to the Expiration Date (including but not limited to termination by Landlord), such termination will terminate any and all agreements for the extension of this Lease (whether expressed in an option, exercised or not, or in a collateral document or otherwise). Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension hereof. Any option on the part of Tenant herein contained for an extension hereof shall not be deemed to give Tenant any option for a further extension beyond the first extended term. No act of thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease.

                          ARTICLE 19 - QUIET POSSESSION

         Landlord hereby expressly covenants and agrees with Tenant (in lieu of any implied covenant of quiet possession) that upon Tenant's paying Rent and all other charges and observing and performing all the terms, covenants, conditions, provisions and agreements of this Lease on Tenant's part to be observed or performed, Tenant shall have quiet possession of the Premises for the Term as to anyone claiming by, through or under Landlord, subject, however, to the terms of this Lease and of any ground leases, underlying leases, covenants, conditions and restrictions, mortgages and deeds of trust affecting all or any portion of the Project or any of the areas used in connection with the operation of the Project.

                       ARTICLE 20 - RULES AND REGULATIONS

         Tenant and Tenant's agents, employees, contractors, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit F and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's representatives may from time to time adopt. Any addition or change in the Rules and Regulations shall become effective within five (5) days after written notice thereof given by Landlord or its representatives. Landlord shall not be responsible for the performance of, and shall not be liable to Tenant or any other Person for violation of, any of said Rules and Regulations, or the breach of any term, covenant, condition, provision or agreement in any lease or in any covenants, conditions and restrictions affecting the Project, by any other tenant in the Project or other Person.

              ARTICLE 21 - NO WAIVER/ENTIRE AGREEMENT/MODIFICATION

         The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any term, covenant, condition, provision or agreement of this Lease, or any of the Rules and Regulations attached to this Lease or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. The acceptance by Landlord of Rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Installment shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all prior negotiations, arrangements, correspondence, communications, brochures, agreements and understandings, if any, whether oral or written, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge any provision of this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought. This Lease may be executed in one or more duplicates or counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                    ARTICLE 22 - LANDLORD'S DEFAULT/LIABILITY

Section 22.1 - Force Majeure

         This Lease and the obligation of Tenant to pay Rent and all other sums due hereunder to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this Lease on the part of Tenant to be kept, observed or performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or is delayed or curtailed in any way from doing so, by reason of any cause beyond Landlord's reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused and Landlord shall not be subject to any liability resulting therefrom.

Section 22.2 - Notice/Right to Cure

         Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall diligently prosecute the same to completion. All rights to cure provided to Landlord under this Section 22.2 shall also be accorded to any mortgagee, ground lessor or beneficiary under a deed of trust encumbering the Building or the Project.

Section 22.3 - Limitation of Landlord's Liability

         22.3.1 The liability of Landlord hereunder or in connection with the Premises, Building or Project shall be limited to its interest in the Building, and in no event shall any other assets of Landlord be subject to any claim arising out of or in connection with the Lease, Premises, Building or Project.

         22.3.2 If, at any time during the term of this Lease, the holder of Landlord's interest hereunder is a partnership or joint venture, Tenant agrees to look only to the assets of such partnership or joint venture in the Building and neither Landlord nor its partners or joint venturers shall have personal liability with respect to any obligations or payments due or which may become due from Landlord hereunder. A deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

Section 22.4 - Sale by Landlord

         Landlord shall have the right at any time and from time to time to sell, transfer, convey and assign by any means its rights, obligations and/or interest in this Lease and/or in the Building, Project or any part thereof. Upon such sale, transfer, conveyance or assignment, Landlord shall be freed and relieved of such covenants and obligations. Landlord (or the transferee or assignee) shall give Tenant prompt notice of such a transfer or assignment.

                              ARTICLE 23 - NOTICES

Section 23.1 - Notices To Tenant

         Except as otherwise in this Lease provided, a bill, demand, statement, consent, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing, delivered personally to Tenant or sent by certified, registered or express United States mail (return receipt requested and postage prepaid) or sent (prepaid) by overnight or same day carrier or courier service which maintains records of delivery, attempts at delivery and receipts in a manner similar to those records kept by the U.S. Postal Service for its certified mail, return receipt requested service, addressed to Tenant at the address set forth in Paragraph K of the Summary of Basic Terms, with a copy to Tenant's legal department at the same address, or at such other address as Tenant shall designate by notice given as herein provided.

Section 23.2 - Notices to Landlord

         Any notice, request, demand or communication by Tenant to Landlord must be in writing and delivered personally to an officer of Landlord or sent by certified (return receipt requested) or overnight or same day carrier or courier (postage fully prepaid), addressed to Landlord, at the address set forth in the Basic Lease Information, or at such other address as Landlord shall designate by notice given as herein provided. If Tenant is notified of the identity and address of Landlord's mortgagee or beneficiary under a deed of trust, or ground or underlying lessor, Tenant shall give such party notice of any default by Landlord hereunder in the same manner Tenant is to give Landlord notice hereunder, and if an opportunity to cure such default is provided herein, such party shall have a reasonable opportunity to cure such default before Tenant's exercising any remedy available to it.

Section 23.3 - Time of Rendition of Notices

         The time of the rendition of such bills or statements and of the giving of such consents, notices, demands, requests or communications (collectively "notice") by Tenant or Landlord shall be deemed to be the earlier of (i) the date received, (ii) if the notice is sent by certified or registered mail (return receipt requested, postage prepaid), upon delivery as indicated in the return receipt, or (iii) if the notice is sent by express mail or by overnight or same day carrier or courier, (prepaid) upon delivery as indicated in the return receipt or records of delivery or attempted delivery. Rejection or refusal to accept a notice, request, demand, or the inability to deliver same because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or demand sent. Notwithstanding any provision to the contrary contained in this Lease, no provision in this Lease shall preclude service of notices in accordance with any state or local law.

                         ARTICLE 24 - SECURITY DEPOSIT

         Tenant shall deposit in cash with Landlord the sums specified in this Article as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease (the "Security Deposit"). Paragraph M of the Summary of Basic Terms sets forth the initial amount of Tenant's Security Deposit, which Tenant shall deposit with Landlord upon Tenant's execution of this Lease. Tenant shall, before the Option Term commences, deposit in cash with Landlord an additional amount so that the amount of the Security Deposit equals the amount required during the Option Term as determined by Section 27(a)(2). Landlord shall have the right, without waiving any of Landlord's other rights and remedies under this Lease, upon the occurrence of any of the events of default described in Article 16, to apply the Security Deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of the Lease during the Term, Landlord will within thirty (30) days following the termination hereof return the Security Deposit to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall replenish the Security Deposit to the full amount within ten (10) days after notice. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any portion of the Security Deposit. Upon any sale or transfer of its interest in the Building, Landlord may transfer the Security Deposit to its successor in interest and thereupon, Landlord shall be released from any liability or obligation with respect thereto.

                             ARTICLE 25 - BROKERAGE

         Tenant represents and warrants that the broker or brokers specified in Article N of the Summary of Basic Terms was/were the sole broker or brokers who negotiated and brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker, agent or finder concerning the leasing of the Premises. Based on the foregoing representation and warranty, Landlord has agreed with Tenant that Landlord shall pay such commission or compensation due to said broker or brokers in connection with the consummation of this Lease pursuant to any agreement between Landlord and such broker. Each party hereby agrees to indemnify, protect, defend and hold the other harmless from and against any claims for brokerage commissions made by any broker, agent or finder not specified in Article N of the Summary of Basic Terms arising out of any dealings, actions, discussions, negotiations or contracts allegedly had with or on behalf of such party, and from and against any and all losses, costs, expenses, liabilities and damages suffered or incurred by such party as a consequence thereof, including, without limitation, attorneys' fees and costs.

                           ARTICLE 26 - MISCELLANEOUS

Section 26.1 - Captions and Construction

         The marginal notes and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor do they in any way affect this Lease. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

Section 26.2 - Definitions

         The term "Landlord" as used in this Lease means only the owner or mortgagee in possession or grantee in possession under a deed of trust, or the owner of a lease of the Project (or part thereof in which the Premises is situated) for the time being. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

Section 26.3 - Successors and Assigns

         The covenants contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this Lease, their assigns.

Section 26.4 - Landlord's Approval

         The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such items for its intended use, and shall not constitute an assumption of risk with respect to same, nor a representation or certification by Landlord nor an estoppel against Landlord that such matter is safe or reasonable or in compliance with applicable laws. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Project and under this Lease, and no third parties, including, without limitation Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

Section 26.5 - Joint and Several Liability

         If a partnership or more than one legal person at any time constitutes Tenant, (1) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (2) the term "Tenant" as used in this Lease shall mean and include each such partner or legal person jointly and severally and the act of or notice from or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

Section 26.6 - Governing Law

         This Lease shall be governed by and construed in accordance with the laws of the State of Arizona.

enforcing or establishing its rights hereunder, including without limitation, court costs and all fees, costs and expenses for legal representation, including, without limitation, expert witness fees.

Section 26.15 - Waiver of Trial By Jury; Venue Jurisdiction

         The respective parties hereto hereby waive trial by jury and any objection to venue in Maricopa County, and agree and consent to personal jurisdiction of the courts of the State of Arizona, in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

Section 26.16 - Substitution of Premises

         Intentionally Deleted

Section 26.17 - Binding Effect

         Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease, or a reservation of or option for a lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 26.18 - Exhibits and Addenda

         Any rider, addenda or exhibit attached hereto is made a part hereof.

Section 26.19 - Signs

         Tenant shall have the right to display and maintain, at Tenant's expense, on the exterior of the Premises, or in the interior of the Premises if visible from the exterior of the Premises, only such signs, names, insignia, trademarks and other descriptive, symbolic or decorative material of any kind ("Sign" or "Signs"): (a) as shall have first received the written approval of Landlord as to type, size, color, location and other design features; (b) as shall comply with the provisions and criteria of the Sign Program set forth on Exhibit G attached hereto to the extent applicable; and (c) for which Tenant has first obtained, at Tenant's expense, all required governmental approvals. Landlord's review of Signs shall be made in accordance with the provisions and criteria set forth on Exhibit G to the extent applicable. Notwithstanding any other provision of this Lease, in no event shall Tenant make any alteration or addition to or improvement on or visible from the exterior of the Premises without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

Section 26.20 - No Merger

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 26.21 - Acknowledgement of Waivers and Limitations

         TENANT SPECIFICALLY ACKNOWLEDGES THAT THIS LEASE CONTAINS CERTAIN WAIVERS OF CERTAIN STATUTORY AND COMMON LAW RIGHTS AND CERTAIN LIMITATIONS ON DAMAGES AND THAT TENANT HAS AGREED THERETO.

Section 26.22 - Tenant's Equipment and Personal Property

         With respect to equipment and personal property (including, without limitation, spare parts) that Tenant has financed or uses in connection with Tenant's business, which equipment is either not affixed to the Premises and is not necessary to the use of the Premises by any tenant, Landlord agrees to execute, from time to time upon request by Tenant and upon payment of a reasonable fee to defray Landlord's administrative costs (and out-of-pocket costs, if incurred) "Landlord's Consent to Encumbrance of Equipment" attached hereto as Exhibit I and incorporated herein, to confirm Landlord's status of its lien rights with respect to such property.

                          ARTICLE 27 - OPTION TO EXTEND

Section 27 - Option to Extend

         Landlord hereby grants to Tenant the option (the "Option") to extend the Term (the "Initial Term") for an additional five (5) years (the "Option Term"), but only in strict accordance with the terms and conditions set forth below:

                  (a) The Option must be exercised, if at all, by written notice to Landlord at twelve (12) months prior to the Expiration Date of the initial Term. All of the terns and conditions of the Lease applicable as of such Expiration Date shall continue to apply during the Option Term, except that:

                           (1) The Base Monthly Rent during the Option Term
                  shall be the Prevailing Market Rental as of the date of the Landlord's Notice (both as defined below).

                           (2) The Security Deposit shall be increased, if
                  necessary, within fifteen (15) days after Prevailing Market Rental has been determined to equal one hundred ten percent (110%) of the Base Monthly Rent for the last month of the Option Term.

                  (b) The "Prevailing Market Rental" shall mean and include all rental and other monetary payments, together with all escalations, including, without limitation, consumer price indexing and adjustments in Base Monthly Rent, which the Landlord could obtain from a third party desiring to lease the Premises for the Option Term, taking into account the age of the Project, the size, the quality of construction of the Project and the Premises, the services provided under the terms of the Lease, the rental then being obtained for new leases of space comparable to the Premises in the Phoenix/Valley of the Sun area and all other factors that would be relevant to such third party; provided, however, that Prevailing Market Rental shall be stated net of any free rent concessions included in such market rental and no allowance or credit for the construction of tenant improvements (or reduction in rental as a result of the absence of such allowance or credit) shall be taken into account in determining Prevailing Market Rental.

                  (c) In the event Tenant exercises the Option, Landlord shall use commercially reasonable efforts to notify Tenant of its opinion of the Prevailing Market Rental at least one hundred fifty (150) days prior to the Expiration Date of the Initial Term (the "Landlord's Notice"). Within thirty
(30) days following its receipt of the Landlord's Notice, Tenant shall deliver written notice to Landlord either accepting the Prevailing Market Rental set forth in the Landlord's Notice or disputing the same and setting forth Tenant's opinion of the Prevailing Market Rental (the "Tenant's Notice"). Failure to timely give a proper Tenant's Notice shall be conclusively deemed to be Tenant's waiver and revocation of the Option.

                  (d) At any time within thirty (30) days following its receipt of the Tenant's Notice, Landlord shall have the option to either (1) accept the Prevailing Market Rental set forth in the Tenant's Notice, or (2) submit the dispute to arbitration in accordance with Section 2(e) below. Landlord's failure to notify Tenant of its election under clause (1) above shall be conclusively deemed to be Landlord's election to submit the determination of Prevailing Market Rental to arbitration under clause (2) above.

                  (e) Any arbitration under this Section 27 shall be conducted in the County of Maricopa in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, modified as follows, and any judgment or award rendered therein shall be final and binding upon the parties and may be entered in any court of competent jurisdiction:

                           (1) At any time concurrently with or after Landlord's
                  election under Section 27(d)(2) above, Landlord shall appoint a qualified real estate appraiser familiar with the prevailing market rentals of warehouse and "R&D" buildings in Maricopa County who is a member of the National Institute of Real Estate Appraisers (a "Qualified Appraiser") to act as an arbitrator hereunder. Within ten (10) business days after such appointment by Landlord, Tenant may by written notice to Landlord appoint another Qualified Appraiser to also act as an arbitrator hereunder. Tenant's failure to so appoint a second arbitrator shall be conclusively deemed to be Tenant's appointment of the arbitrator appointed by Landlord. (The date of such notice by Tenant or, if none is given, the last date such notice could have been given shall be hereinafter referred to as the "Selection Date").

                           (2) Within ten (10) business days after the Selection
                  Date, the appointed arbitrators shall meet to determine (or the sole arbitrator shall alone determine) the Prevailing Market Rental. In the event two (2) arbitrators are appointed under clause (e)(1) above who are unable to agree upon a determination of the Prevailing Market Rental within thirty
                  (30) days after the Selection Date, they shall appoint a Qualified Appraiser to act as an additional arbitrator hereunder. In the event no such appointment is made within thirty-five (35) days after the Selection Date, Landlord and Tenant shall jointly appoint a Qualified Appraiser as such third arbitrator or, if they cannot agree thereon, either party may petition the then Chief Judge of the United States District Court having jurisdiction over the City of Phoenix to appoint a Qualified Appraiser as such third arbitrator.

                           (3) Within fifteen (15) business days after the
                  appointment of the third arbitrator, the appointed arbitrators shall meet to determine the Prevailing Market Rental. In the event all three (3) appraisers do not agree on the Prevailing Market Rental, the average of the determinations of the two
                  (2) appraisers which are closest in value shall be the Prevailing Market Rental.

                           (4) The arbitrators shall render their determination
                  in writing with counterpart copies to each party. Such determination shall be certified by each arbitrator as his opinion of the Prevailing Market Rental or, where such determination was arrived at through averaging under clause
                  (e)(3) above, each arbitrator's individual determination shall be set forth and certified by him. In no event shall any arbitrator modify any provision of the Lease in arriving at his determination.

                           (5) In the event of any failure, refusal or inability
                  of an arbitrator to act, a successor shall be appointed in the same manner provided above for such arbitrator's appointment. Each party shall beat all costs and expenses of the arbitrator appointed (or deemed appointed) by it and both shall equally share all costs and expenses of the third arbitrator, if any. All attorneys' fees and expenses of witnesses shall be paid by the party engaging such attorney or calling such witness.

                           (6) Each arbitrator shall have the right to consult
                  experts and competent authorities regarding factual information or evidence pertaining to a determination of the Prevailing Market Rental; provided, however that any such consultation shall be made in the presence of Landlord, Tenant and all other appointed arbitrators with full right on each of their part to cross-examine.

                  (f) In the event the determination of the Prevailing Market Rental has been submitted to arbitration but such arbitration has not been concluded prior to the commencement of the Option Term, Tenant shall pay to Landlord the amount determined under Section 27(c) above based on the Prevailing Market Rental set forth in the Landlord's Notice as Rent and Additional Rent for the Option Term. In the event the Prevailing Market Rental determined by arbitration results in any Rent, Additional Rent or any other payment which may become due under the Lease different from such amount, Tenant shall immediately pay to Landlord any increase therein and Landlord shall credit any reduction therein against the next Monthly Installments due from Tenant to Landlord under the Lease.

                  (g) The Option shall be personal to Decision Servcom, Inc., a Delaware corporation, and not assignable or transferrable to any other entity.

                  (h) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to the commencement of the Option Term, to terminate all of the provisions of this
Article 27 whereupon no prior or subsequent exercise of the Option shall be of any force or effect:

                           (1) Tenant's failure to timely exercise the Option in
                  strict accordance with Section 27(a) above or to timely deliver a proper Tenant's Notice in strict accordance with
                  Section 27(c) above.

                           (2) The existence at the commencement of the Option
                  Term of any default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default.

                           (3) Tenant's third default under the Lease prior to
                  the commencement of the Option Term, notwithstanding that all such defaults may subsequently be cured.

                  (i) Time shall be of the essence with respect to all of the provisions of this Article 27.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year set forth in Paragraph A of the Summary of Basic Terms.

LANDLORD:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation


By: Illegible Signature
    -------------------------
    -------------------------
     Print name
     Its:
          -------------------

TENANT:

DECISION SERVCOM INC.,
a Delaware corporation


By:
    ---------------------------
    ---------------------------
    Print name

    Its:
         ----------------------


By: /s/ E.W. BUCKLEY
    ---------------------------
    E.W. BUCKLEY
    ---------------------------
    Print name

    Its: DIRECTOR-CORP SERVICES
         ----------------------